Exhibit 10.22

This Lease Agreement may not be modified in any manner without prior approval of the Director of Real Estate, UNM or University Counsel.

LEASE OF REAL PROPERTY

Between

The Regents of the University of New Mexico, Landlord

And

Exagen Diagnostics, Inc, Tenant

Date: May 7, 2013

LEASE

THIS LEASE is entered into by Landlord and Tenant on the Lease Date as defined in Article 1.00 Definitions.

Landlord and Tenant agree:

ARTICLE 1.00 Definitions

In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

(a) Base Year: Not applicable

(b) Building: 800 Bradbury SE, Albuquerque, New Mexico 87106. The Building is located at the Science & Technology Park @ UNM. Tract 1D1A of the Replat of Tracts 1B and 1D1 University Center, now comprising Tracts 1 D1 and 1 A1 A recorded in the Office of the Bernalillo County Clerk and Records on June 6, 1996 at Volume 96C, Folio 246.

(c) Building Common Area(s): Facilities of the Building in which the Leased Premises are located, that are intended for use by all occupants of the Building, including but not limited to stairs, corridors, lobby, toilet rooms, janitorial rooms, the elevator, mechanical and electrical and telephone rooms. Landlord shall have the right to regulate, modify or restrict the use of Building Common Areas.

(d) Common Area(s): Facilities and areas of the Project, including park infrastructure, which are designated from time to time for the general use, benefit, convenience, health, safety and general welfare of Tenant and the other tenants or occupants of the Project and their employees, customers and invitees, including, without limitation, parking areas, parking structures, sidewalks, walkways, streets, access and perimeter roads, curbs, shrubbery, landscaped areas, planters, outside lighting fixtures, signage, utilities, storm water and drainage facilities, and other similar common areas, facilities, infrastructure and systems, including General Common Properties and Special Common Properties as defined in the Regulations and Restrictions attached as Exhibit “B” of this Lease, and further including without limitation, any services or facilities provided or used for the purposes of promoting the health, safety, welfare and convenience of Tenant, and the other tenants or occupants of the Park including without limitation, security, police and transit. Landlord, or its assigns, shall have the right to regulate, modify or restrict the use of the Common Areas.

(e) Common Area Charge: The cost associated with the operation and maintenance of the Common Area(s). As a Gross Lease, this cost is paid by Landlord under this Lease, and is included in the monthly rate specified is Section 4.02 of this Lease.

(f) Gross Lease: For consideration of Lease Monthly Rent paid by Tenant to Landlord, Landlord agrees to pay costs and expenses as set forth in this Lease associated with the operation and maintenance of the Leased Premises and the Building, including Operating Costs as defined in Section 6.02, and also including the Common Area Charge, the Park Common Facilities Charge and the Parking Structure Base Rent.

(g) Landlord: The Regents of the University of New Mexico, a body corporate of the State of New Mexico.

(h) Landlord’s Address:

Science & Technology Park @ UNM
Property Management Office
851 University Blvd SE
Suite 202
Albuquerque, NM 87106

with a copy to:

UNM Real Estate Office
MSC06 3595
1 University of New Mexico
2811 Campus Drive NE
Albuquerque, New Mexico 87131-0001

(i) Lease Additional Rent: Not applicable.

(j) Lease Adjusted Monthly Rent: Not applicable.

(k) Lease Commencement Date: May 15, 2013

(1) Lease Date: May 7, 2013

(m) Lease Expiration Date: This Lease is for a one (1) year and seventeen (17) day term, not to exceed May 31, 2014.

(n) Lease Monthly Rent: The monthly rent paid by Tenant to Landlord as set forth in Section 4.02 of this Lease.

(o) Lease Occupancy Date: May 15, 2013.

(p) Lease Parking Spaces: Landlord shall provide, or cause to be provided, at no cost to Tenant, no fewer than 9 parking spaces within the Parking Structure.

(q) Leased Premises: Suite 108 located at 800 Bradbury SE, as depicted on Exhibit “A” to this Lease, together with Tenant’s Share of Building Common Areas. The Leased Premises contain a total of 3,154 +/- rentable square feet (“rsf”), which includes a seventeen percent (17%) building “load factor” to account for building Common Areas. The Building contains a total of 54,467 rentable square feet.

(r) Lease Rent: The Lease Monthly Rent and any other amounts due under this Lease.

(s) Lease Term: The Lease Term is for one (1) year and seventeen (17) days, beginning on the Lease Commencement Date and expiring on the Lease Expiration Date, unless extended as provided in Section 3.02 of this Lease.

(t) Lease Year(s):

(u) Operating Costs: As defined in Section 6.02 of this Lease. As a Gross Lease, these costs are paid by Landlord under this Lease, and are included in the monthly rate specified in Section 4.02 of this Lease.

(v) Park Common Facilities: Facilities and areas within the Building or other buildings of the Project designated for use by Tenant, and the other tenants or occupants of the Project and their employees, customers, and invitees, including without limitation conference rooms, auditoriums, meeting rooms and classrooms. Landlord, or its assigns, shall have the right to regulate, modify or restrict the use of Park Common Facilities.

(w) Park Common Facilities Charge: The cost associated with the operation and maintenance of the Park Common Facilities. As a Gross Lease, this cost is paid by Landlord under this Lease, and is included in the monthly rate specified in Section 4.02 of this Lease.

(x) Parking Structure: The parking structure (Phase I) located on Tract 1E1 (attached as Exhibit “C”), containing approximately 407 parking spaces.

(y) Parking Structure Base Rent: The cost associated with the debt service on the Parking Structure. As a Gross Lease, this cost is paid by Landlord under this Lease, and is included in the monthly rate specified in Section 4.02 of this Lease.

(z) Project:	Science & Technology Park@ UNM

(aa) Tenant:	Exagen Diagnostics, Inc.

(bb) Tenant’s Address:	800 Bradbury Dr, SE, Suite 108 Albuquerque, New Mexico 87106.

(cc) Tenant’s Adjustment Dates: Not applicable

(dd) Tenant’s Broker(s): Not applicable.

(ee) Tenant Improvements: Landlord shall provide, at Landlord’s expense, improvements to the premises limited to, demising suite according to the premises as outlined in Exhibit “A,” carpet tiled area in 112-A, and clean existing carpet throughout Suite. Any additional tenant improvements shall be approved by the Landlord and at Tenant’s sole cost.

(ff) Tenant’s Property: As defined in Section 13.06 of this Lease.

(gg) Tenant’s Share:

Building: Tenant’s share of the building shall be 5.7%, calculated by dividing the rentable square feet of the space (3,154) by the rentable square feet of the building (54,467).

Parking: There are 407 total parking spaces in the Parking Structure, of which 163 spaces are allocated to the Building. The amount of spaces allocated to the space is calculated by multiplying the total spaces (163) allocated to the building by the Tenant’s share of the building (5.7%). Therefore, the space is entitled to the use of 9 parking space(s).

Common Areas: The Tenant’s common area share of the entire park is currently calculated by dividing the rentable square feet of the space (3,145) by the total gross square feet of all completed buildings located at the Project (663,729), adjusted annually. Therefore, the Tenant’s common area share is 0.5%. Once the gross square feet of the space is calculated, the Landlord may recalculate the Tenant’s common area share by dividing the gross square feet of the space by the gross square feet of all completed buildings located at the Project.

If any other provision of this Lease contradicts any definition of this Article, the other provision will prevail.

The following exhibits are attached to this Lease and are made parts of this Lease:

Exhibit A - The Leased Premises

Exhibit B - Regulations and Restrictions

Exhibit C - Parking Structure (Tract 1E1)

Exhibit D - Building Rules and Regulations

Exhibit E - Insurance Certificate (to be provided by Tenant)

Exhibit F - Tenant Improvements

ARTICLE 2.00 Agreement

Landlord leases the Leased Premises to the Tenant, and the Tenant leases the Leased Premises from the Landlord, according to this Lease.

ARTICLE 3.00 Term

3.01 General. The duration of this Lease will be the Lease Term. The Lease Term will commence on the Lease Commencement Date and will expire on the Lease Expiration Date, unless extended by Tenant as provided below in Section 3.02.

3.02 Option to Extend Initial Term. Tenant shall have the right to extend the Initial Term of Lease for two (2) one (1) year options, by giving the Landlord written notification of said intent to extend, at least ninety (90) days prior to the end of the initial term. The rent for the First Option term shall be $16.00 per RSF. The rent for the Second Option term shall be $16.00 per RSF.

Option	Duration	Monthly Rent	Annual Rent
1	June 1, 2014 - May 31, 2015	$4,205.34	$50,464.00
2	June 1, 2015 - May 31, 2016	$4,205.34	$50,464.00

ARTICLE 4.00 Lease Monthly Rent

4.01 Rent. In partial consideration of this Lease, for each month of the Lease Term, including any extension pursuant to Section 3.02, Tenant shall pay Lease Monthly Rent to Landlord in accordance with the schedule set forth in Section 4.02 as rent for the Leased Premises beginning on the Lease Occupancy Date. Lease Monthly Rent shall be due and payable in advance on the first day of each calendar month of the Lease Term. If the Lease Monthly Rent is due on a day other than the first day of a calendar month or the Lease Term ends on a day other than the last day of a calendar month, the Lease Monthly Rent will be appropriately prorated by Landlord for such month. If the Lease Monthly Rent is due on a day other than the first day of a calendar month, then the prorated Lease Monthly Rent for such month will be paid within ten (10) days after the Lease Occupancy Date. Lease Monthly Rent will be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord’s Address or to such other person or at such other place as Landlord may from time to time designate in writing. Tenant may prepay Lease Monthly Rent no more than three (3) months in advance, at its option.

Lease Monthly Rent payments made by Tenant under this Lease are separate and distinct from any sponsored agreement between Tenant and the University, and therefore is not subject to any facility and administrative charges by the University.

4.02 Rent Schedule.

Year	Duration	Monthly Rent	Term Rent
	May 15, 2013 – May 31, 2013	Waived	Waived
1	June 1, 2013 – May 31, 2014	$3,942.50	$47,310.00

due on the first day of each month.

4.03 Rent Abatement. Omitted.

4.04 Parking Structure Base Rent. None

4.05 Park Common Facilities Charge. None

4.06 Common Area Charge. None

4.07 Gross Lease. Landlord and Tenant agree that this Lease shall be a Gross Lease, and that for good and valuable consideration given by Landlord to Tenant, including Landlord’s obligation to pay Operating Costs, as set forth in Article 6.00, Tenant agrees to pay for the Lease Term, at Tenant’s sole cost and expense, the Lease Monthly Rent.

4.08 Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges due to any supplier of services to the Leased Premises. Therefore, in the event Tenant should fail to pay any installment of rent or any sum due hereunder after such amount is due, Tenant shall, within 10 days, pay to Landlord, as additional rent, a late charge equal to 10% of each such installment or other sum or $25.00 per month, whichever is greater. Said late charge shall be assessed on the eleventh (11th) day of each month.

4.09 Security Deposit. Waived.

4.10 Holding Over. Tenant’s holding over or continued use or occupancy beyond the expiration date of the Initial Lease Term shall be construed as a tenancy from month to month at 150 percent (150%) of the most recent monthly rent and subject to the same conditions set forth in this lease.

4.11 Right to Relocate. Landlord hereby reserves the right, at Landlord’s sole option, to move the Tenant within the Park. Landlord shall give Tenant thirty days’ written notice of its election to move Tenant to other space within the Park and shall provide Tenant, at no cost to

Tenant, comparable Tenant Improvements and equal or greater gross square feet of floor space. Landlord shall, at no out-of-pocket cost to Tenant, move Tenant’s personal property and make arrangements for Tenant’s telephone and computer ports in the new Premises. Further, if Landlord elects to move Tenant to other space in the Park, Tenant shall have the right to decline the move by written submission to Landlord of notice of termination of its Lease effective the date Landlord has proposed to effect the relocation within the Park.

ARTICLE 5.00 Possession

5.01 Delivery of Possession. If Landlord, for any reason whatsoever, fails to deliver possession of the Leased Premises to Tenant on the Lease Commencement Date, Tenant may, at its option, terminate this Lease by giving the Landlord written notice prior to Landlord’s delivery of possession of the Leased Premises. Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord’s failure to deliver possession of the Leased Premises. If permission is given to Tenant to occupy the Leased Premises prior to the Lease Commencement Date, such occupancy shall be subject to all provisions of this Lease, and if the term hereof commences on a date later than the Lease Commencement Date the parties agree to execute and acknowledge a written statement setting forth the actual date of commencement of this Lease. This Lease shall be in full force and effect even though either party may fail or refuse to execute such statement.

5.02 Acceptance. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence as against the Tenant that said Leased Premises were in good and satisfactory condition when possession of same was taken, except for matters which could not be ascertained by inspections. Tenant acknowledges that no hazardous materials are present at the Leased Premises as of the Lease Commencement Date.

ARTICLE 6.00. Operating Costs

6.01 General. Landlord shall pay all Operating Costs associated with the Leased Premises, the Building, the Parking Structure, the Common Areas, and the Park Common Facilities as defined in Section 6.02 below.

6.02 Definition. Operating Costs shall mean all expenses, costs and disbursements incurred or paid by Landlord in connection with the management, maintenance and operation of the Building, including associated parking and landscaped areas, the Parking Structure, the Common Areas, and the Park Common Facilities. These costs include but are not limited to (1) utility charges for electricity, gas, sewer, water and refuse collection or other utilities, including any taxes thereon; (2) janitorial services (five days per week) and supplies; landscape and grounds maintenance and repair; (3) insurance premiums and costs for liability, fire and property damage insurance carried by Landlord; (4) maintenance, repair, cleaning and painting of the Building exterior and interior surfaces, including windows, the electrical, plumbing, sewage, heating, ventilation or air conditioning, utility systems, elevators, and other building service equipment, and the irrigation systems and landscaping; and (5) any additional expenditures, furnished to or associated with the Leased Premises, Building, Parking Structure, Common

Areas, and Park Common Facilities, which may be required from time to time in maintaining the operation an office building and office park.

ARTICLE 7.00 Maintenance and Real Estate Taxes

7.01 Maintenance. Subject to the terms of this Lease covering destruction or damage, Landlord will, at its expense, keep the Leased Premises and the Building in compliance with Codes, Statutes, ordinances and regulations applicable to the Building and Leased Premises throughout the Lease Term, and in as good condition as existed at the start of the Lease Term, including, but not limited to, structural repairs, interior and exterior common areas, HVAC system, security system of the Building at points of entry into the Building and the major tenant areas, and occupied space, except for reasonable wear and tear or damage to the Leased Premises or the Building caused by Tenant. Tenant will repair any damage to any additions, alterations or improvements, including the Tenant Improvements, placed on the Leased Premises, caused by Tenant. Landlord or Tenant, as applicable, will make all required repairs in compliance with applicable laws.

7.02 Real Estate Taxes. Landlord shall be responsible for the payment of all real estate taxes, if applicable, on the land and improvements associated with the Building and the Parking Structure. Tenant shall be responsible for the payment of all real estate and/or personal property taxes, if any, associated with Tenant’s Property and its leasehold interest in the Lease. In the event rents paid hereunder become subject to taxation, Tenant shall pay Tenant’s Share of such additional expense.

ARTICLE 8.00 Insurance

8.01 Landlord’s Insurance. Landlord and Tenant acknowledge that Landlord’s insurance under this Lease is provided by the Risk Management Division of the State of New Mexico and that such coverage, including limits to coverage, is defined by New Mexico state law.

Landlord shall procure and maintain in effect during the Lease Term, at its sole cost and expense, comprehensive general liability and property damage insurance with respect to the Building, the operation and maintenance of Landlord’s obligations with respect to the Leased Premises, the Parking Structure, the Common Area, and the Park Common Facilities, providing personal injury and broad form fire and extended coverage property damage coverage. The parties agree that such insurance shall be provided by the Risk Management Division of the State of New Mexico.

8.02 Tenant’s Insurance. During the term of this Lease and any extension thereof, Tenant shall maintain in force, at its sole cost and expense, a policy or policies of insurance providing “commercial general liability” coverage of not less than $1,000,000 limit per occurrence or such other amounts as reasonably required by Landlord, including coverage for property damage, bodily injury and wrongful death (which limit may be increased by written notice from Landlord to correspond to any increase in the limits specified in the New Mexico Tort Claims Act). All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and qualified to do business in the State.

Each policy shall name Landlord as an additional insured, the issuing companies shall have a rating of not less that “A” in the latest edition of Best’s Insurance Guide and shall be at least a Class XII company. Each policy shall contain (a) a cross-liability endorsement, (b) a provision that such policy and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (c) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any act or omission of Landlord, its agents, employees or representatives. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days written notice to Landlord by the insurer. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least twenty (20) days prior to the expiration thereof. A certificate evidencing such insurance shall be furnished and attached to this Lease as Exhibit “E”.

To the extent permitted under their respective insurance policies, Landlord and Tenant hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors, and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.

ARTICLE 9.00 Use

9.01 General. Tenant shall use the Leased Premises for general office purposes.

9.02 Observance of Law. Tenant shall not use or occupy the Leased Premises or permit anything to be done in or about the Leased Premises in violation of any covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon notice from Landlord, immediately discontinue any use of the Leased Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy and promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force which shall by reason of the nature of Tenant’s use or occupancy of the Leased Premises, impose any duty upon Tenant or Landlord with respect to the nature of Tenants use or occupation. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use of the Leased Premises shall be conclusive of the fact as between Landlord and Tenant.

9.03 Insurance. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Leased Premises, Building, Parking Structure or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord’s insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Leased Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

9.04 Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Leased Premises or the Building which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them, or use or allow the Leased Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, or about the Leased Premises. Tenant shall not do anything on the Leased Premises which will cause damage to the Leased Premises or threaten or impair the structural strength of the Leased Premises or the Building. Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises.

9.05 Load and Equipment Limits. Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord’s structural engineer. The cost, of any such determination made by Landlord’s structural engineer in connection with Tenant’s violation of this Section shall be paid by Tenant upon Landlord’s demand. Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to other tenants of the Building or injure, vibrate or shake the Leased Premises.

9.06 Toxic Materials. Unless Tenant obtains prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Leased Premises any toxic or hazardous gaseous, liquid or solid material or waste (“Toxic Material”), including without limitation, material or substance (a) having characteristics of ignitability corrosivity, reactivity, or extraction procedure toxicity, or (b) which is listed on any of the Environmental Protection Agency’s lists of hazardous wastes or as identified in the Hazardous Waste Management Regulations promulgated by the Environmental Improvement Board of the New Mexico Health and Environment Department as required under the New Mexico Hazardous Waste Act Section 74-4-1 et seq, NMSA 1978, or (c) which has been determined by New Mexico, federal or local governmental or public authority or agency to be capable of posing a risk of injury to health, safety or property.

Landlord hereby acknowledges that Tenant hereunder does not intend to use Toxic Materials on the Leased Premises and therefore does not need to consent to such use of Toxic Materials in Tenants use of the Leased Premises as in a research and development laboratory. If applicable tenant will provide to Landlord a list of such Toxic Materials and their quantities. Landlord’s consent to the use of Toxic Materials by Tenant is limited to use of the Leased Premises as a research and development laboratory, and such consent shall not be construed as a waiver of the requirements to obtain the prior written consent of Landlord hereunder for any other use of the Leased Premises. Nothing contained herein shall relieve Tenant of the obligations contained in this Article nor from compliance with all applicable environmental laws.

Tenant shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from Tenant’s activities in bringing, allowing, using, permitting, generating, creating, emitting or disposing of Toxic Materials whether or not consent to same has been granted by Landlord. Tenant’s indemnification and hold harmless obligations include, without limitation (a) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or any federal, state, county or municipal law, ordinance or regulation, (b) claims liabilities, costs or expenses pertaining to the cleanup or containment of Toxic Materials, the identification of any pollutants in the Toxic Materials, the identification of the scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, (c) all costs and fees incurred in defending such claims, and (d) all costs or losses to Landlord arising from inability or delay in selling or leasing the Leased Premises after the expiration of this Lease, including, without limitation, lost or reduced rents and/or reduction in the market value of the Leased Premises. Tenant shall comply at its sole cost, with all laws pertaining to such Toxic Materials. Tenant’s hold harmless and indemnity obligations pursuant to this Section shall survive the expiration or termination of this Lease for a period of three (3) years from the date of expiration or termination.

Tenant shall provide to Landlord a copy of any permit applications and/or permits issued by any governmental agency concerning Tenant’s use or generation of Toxic Materials on or about the Leased Premises.

Since Landlord has granted Tenant permission to bring, allow, use, permit, generate, create, emit or dispose of Toxic Materials as set forth in this Article, Tenant shall provide to Landlord on a periodic basis, but not less than annually, a report from a person who is, to Landlord’s reasonable satisfaction, appropriately qualified or licensed as an expert in the field of Toxic Materials laws compliance matters, certifying that Tenant is complying with all applicable governmental statutes and regulations concerning Toxic Materials, and that there have been no spills or contamination’s by Tenant at the Leased Premises, the Building or the Project that have not been fully corrected and cleaned up. Tenant shall pay the costs and expenses of obtaining any report or study required by this Article, which may be provided by the Safety, Health and Environmental Affairs Department at the University of New Mexico.

In the event of contamination by Toxic Materials at, from, of or around the Leased Premises, the Building or the Project, the cleanup of which is the responsibility of Tenant, Landlord may require within fifteen (15) days after written notification from Landlord that Tenant post a bond or other adequate security to the benefit of Landlord, in an amount equal to Landlord’s reasonable estimate of costs for cleaning up the contamination. The posting of the bond does not relieve Tenant from fulfilling its responsibility to clean up the contamination. After the contamination has been cleaned up and certified as set forth in this Article, the bond or other adequate security shall be returned to Tenant.

9.07 Building Common Areas. Tenant is hereby granted, for so long as it is not in default hereunder, a non-exclusive license to use the Building Common Areas, if any, in common with other occupants of the Building. Tenant shall use the Building Common Areas in conformity with the reasonable rules and regulations adopted by Landlord. The Landlord reserves the right to make changes from time to time in the shape, size, location and extent, of same, provided (i) that any such change shall be after notice to Tenant, except as may be required by law or government agencies, (ii) that any such change shall not impose additional costs on Tenant, and (iii) that such changes shall not unreasonably interfere with, or deprive Tenant of the use and enjoyment of the Leased Premises.

9.08 Park Common Facilities. Tenant is hereby granted, for so long as it is not in default hereunder, a non-exclusive license to use the Park Common Areas, if any, in common with other occupants of the Project, subject to Landlord’s right to regulate, amend and modify the Park Common Facilities. Tenant’s use of the Park Common Facilities will be on a “first come, first served” basis upon prior notification to Landlord, and will be at no additional cost to Tenant, however, Tenant will be responsible for any ancillary costs associated with its use of the Park Common Facilities, such as food and beverage service, special cleaning, special security and special furniture or facilities set up. Tenant shall use the Park Common Facilities in conformity with the reasonable rules and regulations adopted by Landlord. The Landlord reserves the right to make changes from time to time in the shape, size, location and extent, of same provided, (i) that any such change shall be after notice to Tenant, except as may be required by law or government agencies, (ii) that any such change shall not impose additional costs on Tenant, and (iii) that such changes shall not unreasonably interfere with, or deprive Tenant of the use and enjoyment of the Leased Premises.

9.09 Parking. Tenant is hereby granted the right to use the Lease Parking Spaces for its employees, customers and guests at no additional cost to Tenant throughout the Lease Term, including any extensions pursuant to Section 3.02 of this Lease. The Lease Parking Spaces shall not be designated for exclusive use by Tenant. Tenant shall use the Building Common Areas in conformity with the reasonable rules and regulations adopted by Landlord. The Landlord reserves the right to make changes from time to time in the shape, size, location and extent, of same provided, (i) that any such change shall be after notice to Tenant, except as may be required by law or government agencies, (ii) that any such change shall not impose additional costs on Tenant, and (iii) that such changes shall not unreasonably interfere with, or deprive Tenant of the use and enjoyment of the Leased Premises. Landlord will cooperate, to the extent possible, with Tenant’s request for additional parking when notified by Tenant.

ARTICLE 10.00 Assignment and Subletting

10.01 Landlord’s Consent. Tenant shall not lease all or any part of the Leased Premises or assign its rights under this Lease without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, however Tenant shall have the right to sublease the Leased Premises or assign this Lease to a subsidiary organization controlled by Tenant without prior written consent of the Landlord. Prior to any assignment or sublease, Tenant, Landlord and assignee (or sublessee) shall execute formal assignment or sublease agreement(s) in a form acceptable to Landlord.

ARTICLE 11.00 Building Rules and Regulations

11.01 Tenant and its employees, agents, licensees and visitors will at all times observe faithfully, and comply strictly with the Building Rules and Regulations attached as Exhibit “D”, as the same may be amended from time to time.

ARTICLE 12.00 Park Infrastructure and Common Areas

12.01 Park Infrastructure and Common Areas. Landlord grants Tenant a non-exclusive license for the Lease Term to use the Common Areas, as that term is defined in Section 1.00 (d). Landlord, or its assigns, shall have the right to regulate, modify or restrict the use of the Common Areas.

ARTICLE 13.00 Alterations

13.01 Landlord’s Consent. Tenant shall not make any additions, alterations or improvements to the Leased Premises without obtaining the prior written consent of the Landlord. Landlord may require Tenant to submit plans and specifications for the requested alteration work. Landlord’s consent may be conditioned on Tenant’s removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Leased Premises to the same condition as on the date Tenant took possession, except that this provision regarding removal and restoration shall not apply to the Tenant Improvements.

13.02 Conditions to Making Alterations or Additions. All work with respect to any addition, alteration or improvement shall comply with all applicable laws, ordinances and rules of any public authority including but not limited to the Americans With Disabilities Act. Before any alterations are begun, Tenant shall procure, at its own sole cost and expense all necessary permits from all governmental authorities and shall, on demand, deliver photocopies thereof to Landlord. Upon Tenant’s request, Landlord, at no cost or expense to Landlord, shall join in the application for such permits whenever such action is necessary.

In making any alterations, Tenant shall not violate the terms or conditions of any insurance policy obtained or required pursuant to the provisions of this Lease affecting or relating to the Leased Premises or any part thereof.

No alterations shall be made which would affect the outside appearance or strength of the Leased Premises, or adversely affect the proper functioning of any utility systems.

No alterations shall be made which would effect title to the Leased Premises or any part thereof, or which would reduce the value of the Leased Premises below the value thereof immediately prior to the making of such alterations; or violate any of the terms, conditions and covenants of any easement, covenant or restriction affecting the Leased Premises.

Any alteration shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Leased Premises is located.

Landlord may require, in Landlord’s sole discretion and at Tenant’s sole cost and expense, that Tenant provide Landlord with a performance and/or payment bond, and a bond to release mechanic’s lien in the event a lien is ever filed, in an amount equal to the total estimated cost of any additions, alterations or improvements to be made in or to the Leased Premises. Nothing contained herein shall relieve Tenant of its obligation to keep the Leased Premises and Building free of all liens.

Promptly after the completion of any alterations, Tenant shall procure, at Tenant’s sole cost and expense, all permits of governmental authorities for the completed alterations as may be required by any applicable laws, if any, and, on demand, shall promptly deliver photocopies thereof to the Landlord.

13.03 Payment. Tenant shall pay the costs of any work done on the Leased Premises pursuant to Article 13.00 and shall keep the Leased Premises and Building free and clear of liens of any kind. Tenant hereby indemnifies and agrees to defend against and keep Landlord free and harmless from all liability, loss, damages, costs, attorney’s fees and any other expense incurred on account of Tenant’s failure to pay for work performed or materials supplied at the request of Tenant, its officers or employees, or agents.

13.04 Notice. Tenant shall give Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations, additions or improvements to the Leased Premises. Landlord retains the right to enter the Leased Premises and post such notices as Landlord deems proper at any reasonable time with prior notice to Tenant.

13.05 Leasehold Improvements. Except for additions, alterations or improvements made during the Lease Term which Landlord requires Tenant to remove pursuant to Section 13.01, all fixtures, equipment, improvements and appurtenances attached to or built into the Leased Premises at the commencement of or during the Lease Term, whether or not by or at the expense of Tenant (“Leasehold Improvements”), shall be and remain a part of the Leased Premises, shall be the property of Landlord, and shall not be removed by Tenant, except upon Landlord’s request or, as expressly provided in Section 13.06 of this Article. Tenant accepts the premises in “as is” condition.

13.06 Tenant’s Property. All signs, notices displays, movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Leased Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without damage to the Leased Premises, and all furniture, furnishings and other articles of tangible personal property owned by Tenant and located in the Leased Premises (collectively “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Lease Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Leased Premises resulting from such removal, including without limitation repairing the carpet, ceiling, flooring and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense.

13.07 Security Agreement. Tenant hereby grants Landlord a security interest in all of the Tenant’s Property. Tenant agrees to execute and deliver financing statements, continuation statements and other related documents upon Lender’s request. A carbon copy, photographic or other reproduction of this Lease is sufficient as a financing statement. Ten (10) days notice following a default shall constitute commercially reasonable notice regarding any public sale, private sale of other disposition of all or any portion of Tenant’s Property.

ARTICLE 14.00 Mechanic’s Liens

As provided in Section 13.02 of the Lease, Tenant shall keep the Leased Premises, Building and Project free and clear of liens of any kind.

ARTICLE 15.00 Surrender of Leased Premises

15.01 Clean and Same Condition. Upon the Lease Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Leased Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant’s Property no later than the Lease Expiration Date. If Tenant is required by Landlord to remove any Tenant Improvements under Article 13.01, Tenant shall complete such removal no later than ten (10) days after the Lease Expiration Date. Any damage to the Leased Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Article 13.01 and/or from Tenant’s use or from the removal of Tenant’s Property, or from the removal of Tenant Improvements, pursuant to Article 13.00 shall be repaired no later than ten (10) days after the Lease Expiration Date by Tenant at Tenant’s sole cost and expense. On the Lease Expiration Date Tenant shall surrender all keys to the Leased Premises.

15.02 Failure to Deliver Possession. If Tenant fails to vacate and deliver possession of the Leased Premises to Landlord on expiration or termination of this Lease as required by Section 15.01, Tenant, subject to the provisions of this Lease, shall, to the extent permitted by law, indemnify and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant’s failure to vacate and deliver possession of the Leased Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to vacate and deliver possession of the Leased Premises and rental loss which Landlord suffers.

15.03 Holdover. Any occupancy by Tenant after expiration of Lease will be construed as a month to month tenancy. Tenant’s Monthly Lease Rent during the holdover period will not exceed 150% of the most recent Monthly Lease Rent.

15.04. Property Abandoned. If Tenant abandons or surrenders the Leased Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Leased

Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale, subject to any prior lienholder, consistent with state law. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Leased Premises caused by such removal, including repairing any damage to the Leased Premises caused by such removal, shall be paid by Tenant.

ARTICLE 16.00 Eminent Domain

16.01 Eminent Domain. If the whole of the Building is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease will terminate as of the date of such taking, and the Lease Monthly Rent will be prorated to the date of termination. If less than the whole of the Building is so taken, this Lease will be unaffected by such taking, provided that (i) Tenant will have the right to terminate this Lease by written notice to Landlord given within thirty (30) days after the date of such taking if twenty percent (20%) or more of the Leased Premises is taken and the remaining area of the Leased Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord will have the right to terminate this Lease by written notice to Tenant given within ninety (90) days after the date of such taking if the remaining area of the Building is not reasonably sufficient for the Landlord to continue operation of the Building. If either Landlord or Tenant exercises such right to terminate this Lease, the Lease will terminate as of the date of the taking and the Lease Monthly Rent will be prorated to the date of termination. If the Lease continues in force upon such partial taking the Lease Monthly Rent will be proportionately adjusted based on the reduction in rentable square footage of the Leased Premises.

16.02 Condemnation Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority will be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, will have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses, damage to Tenant’s Property, and loss of Tenant’s leasehold estate.

ARTICLE 17.00 Damage and Destruction

17.01 Uninsured Risks. If, during the Lease Term, the Leased Premises are totally or partially destroyed from a risk not covered by insurance through no fault of the Landlord, Landlord, at its option, can elect to terminate this Lease by giving notice to Tenant within thirty (30) days of the date of destruction; provided, however, Landlord shall have no right to terminate the Lease if within ten (10) days following receipt of Landlord’s notice of its election to terminate, Tenant provides to Landlord reasonable assurance that Tenant shall pay for the cost of restoring the Leased Premises. However, as to any such uninsured destruction which was caused by an act or omission of Tenant, its employees, agents, invitees or permittees, then Tenant shall reimburse Landlord the full cost of the restoration of the Leased Premises.

17.02 Insured Risks. If, during the Lease Term, the Leased Premises are totally or partially destroyed from a risk covered by insurance, Landlord shall forthwith repair the Leased Premises to substantially the same condition they were in immediately prior to the destruction provided (a) such repairs can, in Landlord’s opinion, be completed within ninety (90) days under then applicable laws and regulations, (b) proceeds received under such insurance are available to pay ninety percent (90%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 17.03 hereof. Within thirty (30) days of any damage affecting the Leased Premises, Landlord will give Tenant notice indicating whether the foregoing requirements (a) and (b) can, in the Landlord’s reasonable opinion, be satisfied. Such destruction shall not annul or void this Lease. During the period of any such repairs the Lease Monthly Rent shall be proportionately reduced to the extent Tenant’s use of the Leased Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord. If such repairs cannot be made in ninety (90) days or if Landlord fails to provide the notice required under this Section 17.02, Tenant may terminate this Lease by written notice to Landlord. Tenant must exercise this termination option, if at all, within thirty (30) days of the date of destruction. If the damage is due to the neglect of Tenant, its employees, agents, invitees or permittees, there shall be no abatement of Lease Monthly Rent. In the event that Landlord does not so elect to make such repairs which cannot be made in ninety (90) days, or such repairs cannot be made under such then existing laws or regulations, this Lease shall terminate. In the event that the Leased Premises are destroyed to the extent of thirty-three percent (33%) or more of the replacement cost thereof or during the last year of the Term, Landlord may elect to terminate this Lease.

17.03 Tenant Repair. If the Leased Premises are to be repaired under this Article 17.00, Landlord shall repair at its cost any injury or damage to the Leased Premises including the Tenant Improvements installed in the Leased Premises pursuant to Exhibit “F”. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements installed by Tenant during the Lease Term and Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Leased Premises or Building as a result of any damage from fire or other casualty.

ARTICLE 18.00 Entry by Landlord

18.01 Right of Entry. Upon twenty-four (24) hours advance notice, except in the case of emergencies, Landlord and its authorized representatives shall have the right and Tenant shall permit entry to the Leased Premises at all reasonable times for any of the following purposes:

To determine whether the Leased Premises are in good condition and whether Tenant is complying with its obligations under this Lease;

To do any necessary or appropriate maintenance and to make any restoration to the Leased Premises and other improvements in which the Leased Premises are located that the Landlord has under this Lease the right or obligation to perform;

To serve, post, or keep posted any notices required or allowed under the provisions of this Lease;

To post “for sale” signs at any time during the Term, to post “for rent” or “for lease” signs during the last one hundred eighty (180) days of the Term or any extension thereof or during any period while the Tenant is in default;

To show the Leased Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, at any time during the Term; and

To shore the foundations, footings, and walls of the Leased Premises, and to erect scaffolding and protective barricades around and about the Leased Premises, but not so as to prevent entry to the Leased Premises, and to do any other act or thing necessary for the safety or preservation of the Leased Premises and other improvements in which the Leased Premises are located if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. To the extent authorized, Landlord’s right under this provision may extend to the owners or users of adjacent property on which excavation or construction is to take place, and to the adjacent property owner s or user’s authorized representatives.

18.02 Exculpation. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damages arising out of Landlord’s entry on the Leased Premises as provided in this Article 18.00, nor shall any such entry constitute a constructive eviction or in any way affect Tenant’s obligations under this Lease or entitle Tenant to any abatement or reduction of Lease Monthly Rent and, for other than emergency matters, Landlord agrees to use its best efforts to accomplish such entry in a manner reasonably calculated to minimize the disruption to Tenant and its business operations.

18.03 Movement of Landlord’s Equipment. Omitted

ARTICLE 19.00 Quiet Enjoyment

19.01 Landlord covenants and agrees with Tenant that so long as Tenant pays the Lease Monthly Rent and the Lease Rent, and observes and performs all the terms, covenants and conditions of the Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises, subject to the terms and conditions of the Lease, and this Lease and Tenant’s possession will not be disturbed by anyone claiming by, through or under Landlord.

19.02 Landlord represents and warrants to Tenant that Landlord is the fee simple owner of the Building and the real property on which the Building is located.

19.03 Landlord represents and warrants to Tenant that the Building and Tenant’s proposed use, as described in Section 9.01, comply with all restrictive covenants applicable to the Building.

ARTICLE 20.00 Default

20.01 Events of Default. The following events are referred to collectively, as “Events of Default,” or individually, as an “Event of Default:”

(a) Tenant defaults in the due and punctual payment of Lease Monthly Rent or Lease Rent, and such default continues for five (5) days after notice from Landlord;

(b) Tenant vacates or abandons the Leased Premises;

(c) This Lease or the Leased Premises or any part of the Leased Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment is not discharged or disposed of within thirty (30) days after its levy;

(d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or it dissolved or makes an assignment for the benefit of creditors;

(e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceedings are not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

(f) Tenant fails to take possession of the Leased Premises within thirty (30) days of the Lease Commencement Date; or

(g) Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after notice from Landlord to Tenant; or if such breach cannot be cured reasonably within such thirty (30)-day period and Tenant fails to commence to cure such breach within thirty (30) days after notice from Landlord or fails to proceed diligently to cure such breach within a reasonable time period thereafter.

20.02 Remedies. Upon the occurrence of any one or more of the Events of Default, without further notice or demand, and without limiting Landlord from the exercise of any right or remedy which Landlord may have by reason of such default, Landlord may:

(a) Terminate Tenant’s right to possession of the Leased Premises. In such event, Tenant agrees to immediately surrender possession of the Leased Premises to Landlord.

(b) Recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including but not limited to, the cost of recovery of possession of the Leased Premises and expense of reletting, including the expenses of renovation and alteration of the Leased Premises, unamortized expenses of Landlord, Tenant Improvements, advertising and broker’s commissions.

(c) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect, whether or not Tenant shall have abandoned or surrendered, or attempted to abandon or surrender, the Leased Premises.

(d) Accelerate all amounts to be due from Tenant to Landlord pursuant to this Lease.

(e) Exercise Landlord’s lien rights and/or take possession of and sell any of the Tenant’s Property located in the Leased Premises.

(f) Exercise any “self-help” remedy available to Landlord, including but not limited to the changing of locks, the plugging of locks or the erection of barriers. Tenant specifically consents to all such “self-help” remedies.

(g) Initiate legal proceedings, as deemed appropriate by Landlord.

(h) Pursue any other remedy now or hereafter available to Landlord at law, in equity, pursuant to this Lease or otherwise.

Except when otherwise agreed to in writing by Landlord, Tenant shall remain liable to Landlord following any surrender or attempted surrender of the Leased Premises. Landlord can re-enter the Leased Premises and relet the Leased Premises, without such action constituting a surrender of the Leased Premises or a termination of this Lease. The initiation of legal proceedings, including but not limited to a forcible entry and detainer action, by Landlord against Tenant shall not be deemed to terminate this Lease

20.03 Re-Entry By Landlord Default Provisions. In addition to other remedies, if this Lease shall terminate for any reason whatsoever, Landlord or Landlord’s agents and employees may, without further notice, immediately or at any time thereafter, enter upon and reenter the Leased Premises or any part thereof, and possess or repossess itself thereof either by summary process proceedings, ejectment or by any suitable action or proceeding at law or by agreement, or by force or otherwise, and may dispossess and remove Tenant and all other persons and property from the Leased Premises without being liable to tenant therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Leased Premises and the right to receive all rental income therefrom. The words “enter” or “reenter”, “possess” or “repossess” as herein used, are not restricted to their technical legal meaning.

20.04. Threatened Breach. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

20.05 Cumulative Remedies. Each right and remedy of Landlord provide for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The doctrine of “election of remedies” shall not apply to this Lease.

20.06 No Offset. No offset or claim that Tenant may have now or in the future against Landlord shall relieve Tenant from performing any of its obligations under this Lease. Once a default has occurred under this Lease, Landlord, in its sole discretion, may require that all future payments from Tenant pursuant to this Lease be in the form of certified funds or wire transfer.

20.07. Interest. Upon the occurrence of an Event of Default, all amounts owed by Tenant to Landlord pursuant to this Lease shall accrue interest at the rate of 15% simple interest per annum.

20.08. Waiver of Redemption. Tenant waives any and all rights of redemption, if any, arising in conjunction with this Lease, as a result of Landlord’s exercise of any remedy regarding this lease, or otherwise.

ARTICLE 21.00 Indemnification

21.01 Hold Harmless Agreement. As between the parties, each party acknowledges that it will be responsible for claims or damages arising from personal injury or damage to persons or property to the extent they result from negligence of its employees or agents. The liability of the University of New Mexico shall be subject in all cases to the immunities and limitations of the New Mexico Tort Claims Act, Section 41-4-1 et seq., NMSA 1978, as amended.

21.02 Limitations on Indemnification. To the extent, if at all, Section 56-7-1 NMSA 1978 is applicable to any agreement to indemnify contained in this Lease; such agreement to indemnify will not extend to liability, claims, damages, losses or expenses, including attorneys’ fees, arising out of(l) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs, or specifications by any indemnitee or (2) the giving of or failure to give directions or instructions is the primary cause of bodily injury to persons or damages to property.

ARTICLE 22.00 Tenant’s Broker

22.01 Tenant’s Broker Fees. None.

Landlord and Tenant each represent and warrant to each other that they have had no dealings with any broker or agent, in connection with the negotiation and/or execution of this Lease. Each party hereby indemnifies and holds harmless the other party from any and all damages, claims, costs, and expenses, including but not limited to attorneys; fees, arising out of the breach of such warranty.

ARTICLE 23.00 Miscellaneous

23.01 Costs and Attorneys’ Fees. If this Lease is breached by Tenant, Tenant shall be liable to Landlord for all costs and expenses, including but not limited to attorneys’ fees, incurred by Landlord as a result of Tenant’s default.

23.02 Governing Law. This Lease shall be construed by and governed in accordance with the law of the State of New Mexico.

23.03 Amendment. No change, amendment, modification, or revision of this Lease shall be valid unless it is in writing and signed by the parties to this Lease.

23.04 Waiver. No waiver or failure by Landlord to enforce any breach of any provision by Tenant shall be construed to be a waiver of any subsequent breach by Tenant, regardless of the time, nature or form of the subsequent breach.

23.05 Notice. All notices pursuant to this Lease shall be in writing and shall be deemed received when personally delivered, one business day after sending by way of overnight courier (for next day delivery), or three business days after the deposit in the U.S. Mail, postage prepaid, by certified mail, return receipt requested, addressed as follows:

LANDLORD:

Science & Technology Park @ UNM

Property Management Office

851 University SE, Suite 202

Albuquerque, New Mexico 87106

and

Director of Real Estate

MSC06 3595

1 University of New Mexico

2811 Campus Drive NE

Albuquerque, New Mexico 87131-0001

TENANT:

Exagen Diagnostics, Inc.

800 Bradbury Dr. SE

Suite 108

Albuquerque, New Mexico 87106

23.06 Captions. The headings or captions used in this Lease are for convenience and reference purposes only, and in no way define, limit or describe the scope or intent of this Lease, any part, section, paragraph or subparagraph of the Lease.

23.07 No Recording. This Lease shall not be recorded by Tenant or Landlord. A Memorandum in a form acceptable to Landlord and Tenant may be recorded.

23.08 Signs. Landlord has no obligation to post any sign at Building other than listing for Tenant in the Building’s directory. No sign shall be placed by Tenant at the Leased Premises and/or the Building without Landlord’s prior written consent.

23.09 Additional Documents. The parties to this Lease agree to execute such other and further documents as are reasonably necessary to carry out the transactions covered by and/or related to this Lease.

23.10 Exhibits and Addendums. All exhibits and addendums to this Lease are incorporated herein by reference.

23.11 Legal Proceedings. In the event either party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys’ fees and costs from the other party, to be fixed by the court in the same action. “Legal Proceedings” includes appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court (“Bankruptcy Court”), whether or not they are adversary proceeding or contested matters. The “Prevailing Party” (i) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or any other actions taken by the non-bankruptcy party which are reasonably necessary to protect its rights under this Lease, and (ii) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought; so that, for example, the prevailing party may be a party which is ordered to pay $100.00 where the obligation to pay $80.00 was undisputed and the claiming party alleged that it was entitled to $1,000.00.

	LANDLORD:	The Regents of the University of New Mexico a body corporate of the State of New Mexico

Approved as to form:

	By:	David W. Harris
	Its:	EVP for Administration, COO & CFO

	By:	Bruce Cherrin
	Its:	Chief Procurement Officer

	TENANT:	Exagen Diagnostics, Inc.

	By:	Wendy Swedick
	Its:	Chief Financial Officer and Chief Operations Officer

EXHIBIT A

LEASED PREMISES

Suite 108 at 800 Bradbury Dr SE

Floor Plan Follows

# EXHIBIT "A"

NOTES

1. ALL CALCULATIONS INDICATE "USABLE" AREA AS PER "BOMA" STANDARDS.
2. ALL FIXTURES INDICATED ARE BUILT-IN.
3. ALL DIMENSIONS TO BE FIELD VERIFIED PRIOR TO ANY CONSTRUCTION

AREA CALCULATIONS:

| | |
|---|---|
| TOTAL USABLE AREA | 31407.63 SQ. FT. |
| TOTAL COMMON AREA | 3459.53 SQ. FT. |
| (EXCLUDES VERTICAL PENETRATIONS) | |

PROJECT: 800 BRADBURY S.E. 1ST FLOOR

DESCRIPTION: AS-BUILT DRAWING

CLIENT: CONNIE VANCE

CLIENT REFERENCE #

SHEET # 01 OF 01

MSRD BY: P.M.
DRAFTED BY: P.M.
CHECKED BY: M.G.
REVISED ON:
SCALE 1"=20'-0"
DATE 07/13/04

ORIENTATION

REFERENCE # 04220

COMPUTER DRAFTING & DESIGN BY: YOUR CAD DRAFTING

EXHIBIT “B”

REGULATIONS AND RESTRICTIONS

REGULATIONS AND RESTRICTIONS

FOR

UNIVERSITY CENTER RESEARCH PARK

EXHIBIT “B”

SECTION ONE

RESERVED

SECTION TWO

DEFINITIONS

2.1	DEFINITION OF TERMS

All terms defined in the Parcel Ground Lease to which these Regulations and Restrictions are attached as Exhibit D, called “Defined Terms” shall have the same meaning in these Regulations and Restrictions and are hereby incorporated by reference. Additional terms are defined herein.

A.	Architectural Review Committee – the body established in accordance with Section 6.1 herein;

B.	Building – shall mean any structure intended for use and occupancy by Tenant, Subtenant or Occupant which shall be constructed, erected or placed upon any Building Site, including, but not limited to, garages, outside platforms and docks, storage tanks, carports, canopies, enclosed malls and porches;

C.	Building Site – shall mean any contiguous plot of land, the size and dimensions of which shall be established by the legal description in the original conveyance or Parcel Ground Lease from Landlord, to the first Tenant of said plot of land, other than Landlord. The Parcel is one Building Site. A Building Site may also be established by Landlord by an instrument in writing, executed, acknowledged and recorded by the Landlord, which designates a plot of land as a Building Site for purposes of these Regulations and Restrictions. After establishment of a Building Site the boundaries shall remain unchanged, unless revised pursuant to a recorded document executed by Landlord and Tenant thereof; provided, however, that if leasehold interest to two (2) or more adjacent Building Sites, as defined hereinabove, is acquired by the same Tenant, such commonly-owned Building Site may, at the option of said Tenant, be combined and treated as a single Building Site for the purpose of these Regulations and Restrictions;

D.	General Common Properties – shall mean and refer to all land, improvements, and other properties heretofore or hereafter owned or in the possession of Landlord or a Tenant or Subtenant and which are designated by Landlord or Tenant as General Common Properties, including, but not limited to, Landscape Buffers, Signage Easements, Storm Drainage Easements, Pedestrian Easements, Parking and Roadway Easements in the Land and all Existing Infrastructure as defined in the Parcel Ground Lease. Landlord or Tenant shall have the right to designate by Subdivision Plat or Declaration of Easement which lands, improvements and other properties are General Common Properties in a document duly recorded in the office of the County Clerk of Bernalillo County, New Mexico;

E.	Improvements – shall be defined as in the Parcel Ground Lease;

F.	Land – shall be defined as in the Parcel Ground Lease;

G.

Landscape Buffer – shall mean and refer to the specific rights, privileges and easements which are established on the Land by Landlord or on individual Building Sites by Landlord or Tenant thereof subsequent to approval pursuant to Section 6.3 hereof by the recording of a Declaration of Easement in the records of the Clerk and Recorder of Bernalillo County, New Mexico. If required by the Architectural Review Committee, with respect to an individual Building Site, the submittal of the Declaration of Easement to the Architectural Review Committee by Tenant shall be mandatory prior to the time of Site Plan approval by the Architectural Review Committee, in accordance with the provisions of Section 6.3 hereof. All such rights, privileges and easements shall be for the benefit of Landlord, all other Tenants and the Land. Such rights, privileges and easements shall be a nonexclusive easement over, across and under a portion of the Building Site or the Land for the purpose of permitting the installation and maintenance of initial landscaping and replacements thereof, including, but not limited to, the sprinkler system serving the landscaping;

H.	Parcel Ground Tenant or Owner – shall mean and refer to the record Tenant of any Parcel ground Lease, whether one or more persons or entities, to any Building Site which is subject to these Regulations and Restrictions; notwithstanding any applicable theory relating to mortgages, deeds of trust or other liens or encumbrances upon any such Building Site, “Parcel Ground Tenant” or “Owner” shall not include or refer to a leasehold mortgagee, beneficiary of a deed of trust, or lienholder unless and until such party has acquired title pursuant to foreclosure or any applicable procedure in lieu of foreclosure, nor shall “Parcel Ground Tenant” or “Owner” include or refer to a lessee or tenant under an occupancy lease;

I.	Park Development Standards – shall mean the design standards and regulations of the Architectural Review Committee for the University Center Research Park which shall be adopted from time to time pursuant to Section 6.1 hereof or which have heretofore been adopted by the Landlord;

J.	Parking and Roadway Easements – shall mean and refer to the specific rights, privileges and easements which are established on the Land by Landlord or on individual Building Sites by Landlord or the Tenant thereof subsequent to approval pursuant to Section 6.3 hereof by the recording of a Declaration of Easement in the records of the Clerk and Recorder of Bernalillo County, New Mexico. If required by the Architectural Review Committee, with respect to an individual Building Site, submittal of the Declaration of Easement to the Architectural Review Committee by the Tenant shall be mandatory prior to the time of the Site Plan approval by the Architectural Review Committee in accordance with the provisions of Section 6.3 hereof. All such rights, privileges and easements shall be for the benefit of the Landlord, all other Tenants and the Land. Such rights, privileges and easements shall be non-exclusive easements over and across the Building Site or the Land for the purpose of permitting the passage and parking of motor vehicles and the passage and accommodation of pedestrians;

K.	Pedestrian Easement – shall mean and refer to the specific rights, privileges and easements which are established on the Land by Landlord or on individual Building Sites by Landlord or the Tenant thereof subsequent to approval pursuant to Section 6.3 hereof by the recording of a Declaration of Easement in the records of the Clerk and Recorder of Bernalillo County, New Mexico. If required by the Architectural Review Committee, with respect to an individual Building Site, a submittal of the Declaration of Easement to the Architectural Review Committee by the Tenant shall be mandatory prior to the time of Site Plan approval by the Architectural Review Committee in accordance with the provisions of Section 6.3 hereof. All such rights, privileges and easements shall be for the benefit of the Landlord, all other Tenants and the Land. Such rights, privileges and easements shall be a nonexclusive easement over and across the designated portions of the Building Site or the Land for the purpose of permitting the passage and accommodations of pedestrians;

L.	Plans and Specifications – shall mean and refer to the documents required to be submitted to the Architectural Review Committee, as further described in Section 6.1;

M.	Pro Rata Portion of General Common Property Expenses – shall mean and refer to the total amount of all expenses for maintenance, repairs, replacements and services required in connection with the General Common Properties as multiplied by a fraction, the numerator of which shall mean the total number of acres of each Building Site subject to assessment under Section 7 which each Tenant or Subtenant owns, and the denominator of which shall be the total number of acres within the Land subject to assessment under Section 7;

N.	Pro Rata Portion of Special Common Property Expenses – shall mean and refer to as a Tenant’s or Subtenant’s pro rata portion of the expenses for maintenance, repairs, replacements and services required in connection with the Special Common Properties as determined by the Landlord at the time of the establishment of such Special Common Properties;

O.	Signage Easement – shall mean and refer to the specific rights, privileges and easements which are

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established on the Land by Landlord or on individual Building Sites by Landlord or the Tenant thereof subsequent to approval pursuant to Section 6.3 hereof by the recording of the Declaration of Easement in the records of the Clerk and Recorder of Bernalillo County, New Mexico. If required by the Architectural Review Committee, with respect to an individual Building Site, the submittal of the Declaration of Easement to the Architectural Review Committee by the Tenant shall be mandatory prior to the time of Site Plan approval by the Architectural Review Committee in accordance with the provisions of Section 6.3 hereof. All such rights, privileges and easements shall be for the benefit of Landlord, all other Tenants and the Land. Such rights, privileges and easements shall be a non-exclusive easement over and across a portion of the Building Site or the Land for the purpose of permitting the erection and maintenance of signs which advertise or give information regarding the Land;

P.	Site Plan – shall mean and refer to the document required to be submitted to the Architectural Review Committee as further described in Section 6.2;

Q.	Special Common Properties – shall mean and refer to all land, improvements and other properties heretofore or hereafter owned or in possession of Landlord or by two (2) or more Tenants but fewer than all Tenants, and which are specifically designated Special Common Properties. Special Common Properties shall be available for the use by such Tenants and their Occupants at such times and under such circumstances as are authorized by Landlord and such Tenants, as set forth in the documents creating the Special Common Properties. A Special Common Property shall be established by the Landlord recording a document covering certain portions or areas of the Land with such areas or facilities being owned and maintained for the benefit of certain Tenants and their Occupants;

R.	Storm Drainage Easement – shall mean and refer to the specific rights, privileges and easements which are established on the Land by the Landlord or on individual Building Sites by Landlord or the Tenant thereof subsequent to approval pursuant to Section 6.3 hereof by the recording of a Declaration of Easement in the records of the Clerk and Recorder of Bernalillo County, New Mexico. If required by the Architectural Review Committee, with respect to an individual Building Site, the submittal of the Declaration of Easement to the Architectural Review Committee by the Tenant shall be mandatory prior to the time of Site Plan approval by the Architectural Review Committee in accordance with the provisions of Section 6.3 hereof. All such rights, privileges and easements shall be for the benefit of Landlord, and the Tenants, as more particularly described therein. Such rights, privileges and easements shall be a non-exclusive easement over and across a portion of the Building Site or the Land for the purpose of permitting construction and maintenance of storm drainage facilities and structures and the passage and accommodation of storm water.

SECTION THREE

ADDITIONAL REAL PROPERTIES WHICH MAY BECOME

SUBJECT TO THESE REGULATIONS AND RESTRICTIONS

3.1	ADDITIONS TO THE PROPERTY

Additions may be made to the Land in the following ways

A.	Landlord shall have the right, but shall be under no obligation except as hereinafter provided, to bring within the framework of these Regulations and Restrictions, and make subject to the provisions hereof, additional real properties that are contiguous to the Land. A property shall be “contiguous” for the purposes of this Section if a boundary of such property adjoins a boundary of the Land; property shall be deemed contiguous notwithstanding any intervening public streets or rights-of-way or utility easements.

B.

All additional real properties added to and brought within the framework of these Regulations and Restrictions may include General Common Properties, Special Common Properties, Signage Easements, Pedestrian Easements, Landscaping Easements, Parking and Roadway Easements and

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Storm Drainage Easements. All Tenants, Subtenants, Occupants and the Landlord shall have the rights to use and enjoy the General Common Properties and easements.

C.	Although the right to include additional real properties within the scope of these Regulations and Restrictions is reserved to Landlord, no covenant is herein made by Landlord that any additional real properties will be so included.

3.2	PURSUANT TO MERGER

Any successor to Landlord, and subject to the limitation of Section 11.10, may administer the Regulations and Restrictions, together with the regulations and restrictions established with respect to any other real property additions, as one scheme. No merger or consolidation, however, shall effect any modification, change or addition to these Regulations and Restrictions except as hereinafter provided.

SECTION FOUR

PERMITTED USES AND PERFORMANCE

4.1	No noxious or offensive trades, services or activities shall be conducted on any Building Site nor shall anything be done thereon which may be or become an annoyance or nuisance to the Tenant, Subtenant or Occupant of other Building Sites within the Land by reason of unsightliness or the excessive emission of fumes, odors, glare, vibration, gases, radiation, dust, liquid waste, smoke or noise.

4.2.	Building Sites shall be utilized for office, laboratory research and development, prototype manufacturing and assembly, hotel, conference facility, health club or incidental retail or such other uses as the Landlord shall permit on its sole discretion, consistent with applicable zoning codes and regulations applicable to the Land from time to time.

SECTION FIVE

REGULATIONS OF IMPROVEMENTS

5.1	IMPROVEMENTS GENERALLY. No Buildings or Improvements shall be constructed, erected, placed, altered, contained or permitted on any Building Site until the Site Plans, architectural renderings, sample materials and all other Plans and Specifications, as described hereinafter, therefore have been approved by the Architectural Review Committee as more fully set forth in Section 7 of these Regulations and Restrictions.

5.2	MINIMUM SETBACK LINES. The standards for building setbacks shall be as provided in the Park Development Standards. No Improvement of any kind, and no part thereof, shall be placed on any Building Site closer to a property line than therein provided. All building setbacks shall be measured from the property line.

5.3	BUILDING SITE COVERAGE. Building, open space and landscaping coverage allowed for each Building Site shall be in accordance with the Park Development Standards. Parking structures shall not be calculated as Building area; however, said structures shall be used only for the parking of vehicles of Tenants, Subtenants or Occupants.

5.4	ROOFS

A.	Roofs, or portions thereof, will not be permitted so as to be visible from the street(s) or from buildings on other sites unless approved by the Architectural Review Committee.

B.	All electrical, mechanical and solar apparatus, equipment, fixtures (other than lighting fixtures), satellite or communications antennae, conduit, ducts, vents, flues and pipes mounted or placed on the roof surface, or extending above the roofline of any Building or structure, or located on the exterior of any Building or structure, or outside a Building or structure, shall be concealed from view from the street(s) and from Buildings on other Building Sites in an architecturally treated manner approved by the Architectural Review Committee, unless the Architectural Review Committee has granted specific written approval of other measures which would minimize the visual effects as viewed from the street(s) and Buildings on other Building Sites.

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5.5	EXTERIOR WALLS

A.	There shall be no exterior walls of sheet or corrugated iron, steel, aluminum, asbestos or similar materials, unless specific written approval of the Architectural Review Committee is given. In general, exterior walls are to be stucco-finished masonry, concrete or equal material approved by the Architectural Review Committee.

B.	Exterior walls shall be painted or suitably treated and maintained in a manner acceptable to the Architectural Review Committee. Exterior walls shall not be repainted or refinished unless and until the Architectural Review Committee has approved in writing the repainting or refinishing.

5.6	BUILDING HEIGHTS. The heights of all Buildings and Improvements shall be in accordance with the Development Standards.

5.7	OFF STREET PARKING. No parking shall be permitted on any street or at any place other than on the paved parking spaces provided for and described herein below, or in parking structures as designated by Landlord. Each Tenant or Subtenant shall be responsible for compliance with the foregoing by its Occupants. Adequate off-street parking shall be provided by each Tenant for the benefit of Tenant, Subtenant and all Occupants. The location, number and size of parking spaces shall be subject to approval by the Architectural Review Committee pursuant to Section 7 hereof. The minimum standards shall be determined in accordance with the Park Development Standards. All off-street parking and access drives and loading areas shall be paved and properly graded to assure proper drainage. The Architectural Review Committee shall have the right to require visual screening between any parking area and any other existing or proposed Building Site or General Common Property. Every Tenant shall be responsible for all costs and expenses incurred in the installation and maintenance of all parking spaces upon such Tenant ’s Building Site.

5.8	LOADING AREAS. All loading areas shall be screened, as may be required by the Architectural Review Committee under the Park Development Standards. Streetside loading will be allowed only if the loading area is at least seventy (70) feet from the street right-of-way or one hundred (100) feet from the street center line, whichever is greater, and screened as required in accordance with the Park Development Standards. Loading and service areas shall be designed as an integral part of the building architecture.

5.9	EXCAVATIONS. No excavations shall be made except in connection with construction of Improvements as approved by the Architectural Review Committee; and upon completion thereof exposed openings shall be backfilled and compacted, and disturbed ground shall be graded and leveled and restored in accordance with the approved Plans and Specifications.

5.10	STORAGE AREAS. All exterior storage, including passenger vehicles owned and operated by the Tenant, Subtenant or Occupants shall be visually screened from all streets and adjacent property by an opaque barrier adequate to screen stored materials, in accordance with the Park Development Standards. No storage shall be located between frontage street and any Building, and there shall be no junk, scrap, rubbish, trash, litter or other accumulate stored which will detract from the appearance of the Building Site.

5.11	SIGNS. No signs shall be permitted anywhere within the Property without prior written approval of the Architectural Review Committee. All signs shall conform with written sign standards for the Land as specified in the Park Development Standards and all applicable laws and governmental regulations.

5.12	REFUSE COLLECTION AREAS. All exterior refuse collection areas shall be totally enclosed and visually screened, in accordance with the Park Development Standards, by an opaque screen at least eight (8) feet in height, from all streets and adjacent property. No refuse collection areas shall be located between a frontage street and any Building.

5.13	LANDSCAPING

A.	All Building Sites shall be landscaped only in accordance with the Park Development Standards and a landscape plan submitted to and approved in writing as part of the Plans and Specifications

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by the Architectural Review Committee prior to any development of the Building Site. Such landscaping plan shall include and provide:

(1)	Drawings and specifications with respect to lawns, shrubs, decorative plantings, trees and plants in the size, type and location thereof;

(2)	An underground lawn sprinkling system;

(3)	Screening or all storage, loading and unloading areas and additional screening as may be required under these Regulations and Restrictions and the Park Development Standards;

(4)	The lighting of Buildings, parking areas and other areas where lighting is to be used;

(5)	All other matters reasonably requested for inclusion in such landscaping plan by the Architectural Review Committee.

Further, it shall be the responsibility of the Tenant of a Building Site to landscape and maintain the area between the lot lines of said Tenant’s Building Site and the curbs of any roadways adjacent to such Building Site, except as provided in Section 5.14 below. All landscaping shall be undertaken and completed in accordance with approved Plans and Specifications and said Plans and Specifications may not be altered, amended or revised without submitting a revised landscaping plan for prior approval by the Architectural Review Committee.

B.	All landscaping required hereunder or otherwise to be provided on any Building Site shall be completed prior to occupancy of any Building to be constructed on the Building Site; provided, however, if weather conditions do not permit completion of the landscaping by such date, then Tenant shall notify the Architectural Review Committee as soon as the Tenant knows of such delay and the Architectural Review Committee may issue an extension upon good cause shown and such landscaping shall be completed as soon thereafter as weather conditions permit. The Tenant shall notify the Architectural Review Committee of the completion of landscaping required by the Plans and Specifications. If any Tenant fails to undertake and complete his landscaping within the time limit previously set forth herein, Landlord may, at its option, after giving the Tenant ten (10) days’ written notice forwarded to Tenant (unless within said ten (10) day period the Tenant of the Building Site shall proceed and thereafter pursue with diligence the completion of such landscaping), undertake and complete the landscaping of the Building in accordance with the landscaping plan. If Landlord undertakes and completes such landscaping because of the failure of Tenant to complete the same, the costs of such landscaping shall be assessed against the Tenant, and if said assessment is not paid within thirty (30) days after written notice of such assessment from Landlord, said assessment will constitute a lien on the Building Site and the Improvements and may be enforced as set forth in Section 7.7 hereof. In addition to the foregoing, each Tenant shall deliver to Landlord no later than ten (10) days subsequent to approval of the landscaping plans by the Architectural Review Committee, an irrevocable letter of credit in form satisfactory to Landlord, issued by a commercial bank or savings and loan association approved by Landlord, in the amount of the estimated cost of the landscaping. Said letter may be drawn upon by Landlord to pay the costs of completion of the landscaping, in the event that the landscaping is not completed within the time schedule previously described herein and Landlord elects to undertake and complete the same. Upon completion of the landscaping in accordance with the approved Plans and Specifications, the letter of credit shall be promptly returned by Landlord to Tenant. Notwithstanding the above, a Tenant may, with prior written approval of Landlord, furnish other security satisfactory to Landlord to insure completion of the landscaping plans as approved.

C.

It is the intent of Landlord that all Building Sites, including the Improvements and landscaping thereon, be maintained in a uniform, high quality, first-class manner. The Tenant or Subtenant of a Building Site shall be responsible for the landscaping maintenance of its Building Site, and may contract to have such work performed by an independent landscape contractor. If maintenance

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performed by such Tenant or Subtenant or its contractor is not in compliance with the landscape maintenance standards established by the Architectural Review Committee and such landscape maintenance is not brought into compliance with such standards within thirty (30) days (or such longer period of time as designated by Landlord or the Architectural Review Committee, in its sole discretion) of the delivery pursuant to Section 11.5 herein of written notice from Landlord or said Committee setting forth the particulars of such non-compliance, Landlord or its designee may, in its sole discretion, enter upon the Building Site and undertake such landscape maintenance. All costs of such maintenance undertaken by Landlord or its designee under such circumstances shall be assessed against the Building Site upon which said landscaping maintenance is performed and the Improvements located thereon and failure to pay such assessment shall constitute a lien against the property enforceable pursuant to Section 7.7.

5.14	MAINTENANCE

A.	Each Tenant or Subtenant of any Building Site shall keep his buildings, improvements and appurtenances thereon in a safe, clean, maintained, neat, wholesome condition and shall comply in all respects with all governmental statutes, ordinances, regulations, health and police and fire requirements. Each such Tenant or Subtenant shall remove at his own expense any rubbish or trash of any character which may accumulate on its Building Site. Rubbish, trash, garbage and other waste shall be kept only in sanitary containers. All equipment for the storage or disposal of such trash shall not be disposed of on the Land by burning in open fires.

B.	Each Tenant or Subtenant shall pay his Pro Rata Portion of General Common Property Expenses, which shall include the expenses for the maintenance (including landscaping maintenance), repairs, replacements and services required in connection with the General Common Properties (including General Common Properties on additional properties pursuant to Section 3 hereof). Such expenses shall include, but not be limited to, lighting, landscaping, cleaning, liability insurance premiums attributable to such areas, expenses of attendants and security, if any, and all real and personal property taxes, if any. Failure of a Tenant or Subtenant to pay its Pro Rata Portion of General Common Property Expenses shall constitute a lien against the Building Site and the Improvements enforceable as set forth in Section 7.7 hereof. Each Tenant or Subtenant shall have the sole responsibility for the expenses of maintenance (including landscape maintenance), repairs, replacements and services required in connection with the Pedestrian Easements, Parking and Roadway Easements and Landscape Buffer, if any, located upon his Building Site, which expenses shall include, but not be limited to, lighting, landscaping, cleaning, liability insurance premiums attributable to such areas, costs of attendants, if any, and all real and personal property taxes, if any.

5.15	UTILITY CONNECTIONS. All utility connections, including all electrical cable and telephone connections and installations of wires to Buildings shall be made underground from the nearest available power source. No transformer, electric, gas or other meter of any type or other apparatus shall be located on any power pole nor hung on the outside of any Building, but the same shall be placed on or below the surface of the Building Site and where placed on the surface shall be adequately screened and fenced and all such installations shall be subject to prior written approval of the Architectural Review Committee. The Architectural Review Committee shall have the right to require any Tenant to grant on any Building Site easements for utilities and stormwater drainage facilities within the building setback of any Building Site to other Tenants of Building Sites or to such utility companies or public agencies or authorities as it shall deem necessary for the proper service to and maintenance of the Land.

5.16	SITE DRAINAGE

A.

Each Tenant shall be required to provide adequate stormwater drainage facilities, including on-site ponding areas (if needed) and metering of storm water runoff resulting from precipitation or storm sewers, or both, in accordance with the requirements of the City of Albuquerque and Bernalillo County and any other applicable governmental agency or authority and with the Park

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Development Standards and any master drainage plan for the Land as prepared by Landlord.

B.	The change in storm water runoff between the historical (undeveloped) condition and the developed condition shall be measured as the increased flow resulting from changes in coefficient of storm water runoff and the time of concentration. An engineer’s report comparing the historical and developed conditions and recommending adequate methods of developed conditions and recommending adequate methods of detention and drainage shall be submitted by each Tenant to the Architectural Review Committee for approval as part of the Plans and Specifications for any Building as provided herein. If required, detention shall be accomplished by providing ponding areas for storage of storm water on rooftops, in parking areas, in landscaped areas, in graded drainage swales, and by such other methods, including Storm Drainage Easements, as may be approved by the Architectural Review Committee.

SECTION SIX

APPROVAL OF PLANS

6.1	ARCHITECTURAL REVIEW COMMITTEE. There is hereby established an Architectural Review Committee whose members shall be appointed by the Landlord. This Committee shall consist of not less than three (3) nor more than five (5) members. Members of the Architectural Review Committee shall serve at the pleasure of the Landlord. The vote of a majority of members shall constitute the action of the Architectural Review Committee. The Landlord or the Architectural Review Committee shall adopt standards and regulations (“Park Development Standards”) in accordance with the purposes and intent of these Regulations and Restrictions governing the design and construction of all Improvements on the Land. The Architectural Review Committee shall have the authority to amend the Park Development Standards from time to time, as it deems appropriate; provided, however, that any such amendments must receive the approval of the Landlord and the approval of each Tenant to the extent required by the Parcel Ground Lease for that Tenant. The Park Development Standards shall have the same force and effect and shall be enforceable as these Regulations and Restrictions.

6.2.	No improvements shall be constructed, erected, placed, altered, maintained or permitted on any Building Site nor shall any construction or excavation whatsoever be commenced or construction vehicles be placed on a Building Site until plans and specifications with respect thereto in manner and form satisfactory to the Architectural Review committee showing:

(i)	The Site Plan, showing, among other things, the location and dimension of all intended Improvements, including (a) Building(s), (b) other structures, (c) motor vehicle parking areas and facilities including the number and size of parking spaces, (d) loading and storage facilities and areas, (e) areas to be landscaped, (f) signs, (g) light fixtures, (h) means of ingress and egress, (i) curb cuts, (j) traffic patterns, (k) drives and driveways, (l) walkways and trails, and (m) screening;

(ii)	Drawings and specifications of all exterior surfaces, showing elevations and including the color, quality and type of exterior construction materials;

(iii)	Grading and drainage plans, including existing and proposed grade levels, the invert elevation of all sanitary and storm sewer connections and the location of all utility connections;

(iv)	A landscaping plan;

(v)	The type, style, size and candle power of all outdoor lighting fixtures;

(vi)	Drawings and design specifications of all proposed signs, including the colors thereof and the quality and materials to be used in the manner of illumination;

(vii)	Proposed use of Building(s) and the Building Site; and

(viii)	All such other information as may be reasonably required which will enable the

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Architectural Review Committee to determine the location, scale, design, character, style and appearance of the Tenant’s intended improvements.

All of the foregoing (hereinafter collectively called “Plans and Specifications”) shall conform to the applicable provisions of these Regulations and Restrictions and the Park Development Standards. Such Plans and Specifications shall be submitted in writing over the signature of the Tenant of the Building Site or the Tenant’s authorized agent. The Architectural Review Committee shall have the right to charge persons submitting such plans, other than Landlord, a reasonable fee for reviewing each application for approval of the Plans and Specification in any amount established by Landlord from time to time. Such feel shall be payable at the time of submission by a Tenant or its agent of Plans and Specifications to the Architectural Review Committee.

6.3	The Architectural Review Committee may require that the Plans and Specifications be accompanied by a Declaration of Easement with respect to Landscape Buffer, Pedestrian Easements, Signage Easements, Parking and Roadway Easements and Storm Drainage Easements to be located upon the Building Site, in forms approved by the Architectural Review Committee, which forms shall include the approval of any Mortgagee of the Building Site, and shall be submitted with the appropriate recording fee. Upon completion of the Landscape Buffer, Pedestrian Easement, Signage Easement and Storm Drainage Easement, if any, on any individual building Site, the Tenant thereof shall submit to the Architectural Review Committee a revised Declaration of Easement, certifying the exact location of such Landscape Buffer, Pedestrian Easement, Signage Easement, Parking and Roadway Easement and Storm Drainage Easement, if any, due to construction discrepancy, and said revised Declaration of Easement, if any, shall be submitted with the appropriate recording fee. The Declarations of Easement, if any, and the revised Declarations of Easement, if any, shall conform to the overall scheme and plan for the development of the Land and Building Site as set forth herein.

6.4	Landlord and the directors, officers and employees of Landlord, and the Architectural Review Committee members (hereinafter called the “Committee Members”) shall not be personally liable to the Tenants, Subtenants or Occupants, for any mistake of judgment or for any other acts or omissions of any nature whatsoever as directors, officers, employees or Committee Members, except for willful misconduct. The foregoing provision shall be in addition to Section 6.8 hereof and not in lieu thereof.

6.5	Until relinquished, Landlord, in its own name and/or on behalf of the Architectural Review Committee, and all Tenants, Subtenants and Occupants, shall have the right to enforce the terms and provisions of these Regulations and Restrictions and Park Development Standards. Landlord shall have the right to transfer its duties or responsibilities pursuant to Section 11.10, below, whereupon such transferee shall have the right and the duty to enforce these Regulations and Restrictions and Park Development Standards and attempt to prevent any violations thereof.

6.6	Approval of the Plans and Specifications shall be based, among other things, on adequacy of Building Site dimensions, conformity and harmony of external design with neighboring structures, effect of locations and use of improvements on neighboring Building Sites, operations and uses; relation of topography, grade and finished ground elevation of the Building Site being improved to that of neighboring Building Sites, proper facing of main elevation with respect to nearby streets; and conformity of the Plans and Specifications to the Park Development Standards, and the purpose and intent of these Regulations and Restrictions. The Architectural Review Committee shall not arbitrarily or unreasonably withhold its approval of such Plans and Specifications.

6.7	If the Architectural Review Committee fails either to approve or to disapprove such Plans and Specifications (including resubmissions of disapproved Plans and Specifications which have been revised) within thirty (30) days after the same have been submitted to it (provided that all required information has been submitted), it shall be conclusively presumed that said Plans and Specifications have been approved, subject, however, to the restrictions contained in Section 5 hereof. The Architectural Review Committee shall notify the Tenant or Subtenant in writing upon receipt of all required Plans and Specifications and the aforesaid thirty (30) day period shall commence on the date of such notification.

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6.8	If the Landlord, the Architectural Review Committee or any other Tenant or Subtenant fails to commence an action to abate or enjoin any Improvement which is constructed upon a Building Site in violation of the provisions of this Section 6 within six (6) months after the completion of all Improvements upon the Building Site, the Improvements shall be conclusively presumed to have been approved, subject, however, to the restrictions contained in Section 5 hereof.

6.9	Neither the Architectural Review Committee, nor Landlord or their respective successors or assigns shall be liable in damages to anyone submitting Plans and Specifications to them for approval, or to any Tenant, Subtenant or Occupant of land affected by these Regulations and Restrictions by reason of mistake in judgment, negligence or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve any such Plans and Specifications. Every person who submits Plans and Specifications to the Architectural Review Committee for approval agrees, by submission of such Plans and Specifications, and every Tenant or Subtenant or Occupant of any said Building Sites agrees, by acquiring title hereto or an interest therein, that he will not bring any action or suit against the Architectural Review Committee, or Landlord to recover any such damages. Approval by the Architectural Review Committee or Landlord shall not be deemed to constitute compliance with the requirements of any local building codes, and it shall be the responsibility of the Tenant or Subtenant or agent submitting Plans and Specifications to the Architectural Review Committee to comply therewith. Approval in writing of all Plans and Specifications and amendments thereof must be obtained from the Architectural Review Committee prior to the issuance of any building permits.

6.10	Upon written request of any tenant or Subtenant or agent, the Architectural Review Committee may waive any of the requirements for obtaining approval of Plans and Specifications upon good cause shown. Any waiver issued by the Architectural Review Committee pursuant to this Section must be in writing and no waiver, express or implied, shall be granted unless in writing executed by a properly authorized person.

6.11	Any inconsistency between these Regulations and Restrictions and the Park Development Standards will be governed by the Regulations and Restrictions.

SECTION SEVEN

COVENANTS FOR MAINTENANCE AND ASSESSMENT

7.1	CREATION OF LIEN AND PERSONAL OBLIGATION FOR ASSESSMENTS. Each Tenant, by acceptance of a deed or Parcel Ground Lease to his Building Site, whether or not it shall be so expressed therein, or by acceptance or any other conveyance thereof (except a conveyance in connection with the establishment of a Mortgage), and every Occupant of such Building Site shall be deemed to covenant and agree to pay to Landlord (i) annual assessments or charges; (ii) special assessments for repair, replacement or maintenance of capital improvements; (iii) special assessments in connection with a Tenant’s or Subtenant’s failure to perform the required exterior maintenance of his Building Site and the Improvements located thereon, all as herein described with more particularity; and (iv) special assessments to provide for costs incurred by virtue of unforeseen emergencies, including, but not limited to, unusual snowfalls or heavy rains. All assessments herein provided for shall be assessed by Landlord or its assignee as provided in Section 11.10. The annual assessment shall be levied on an annual basis, and a special assessment shall be levied from time to time as and when determined by Landlord. All assessments described aforesaid together with such interest thereon and costs of collection thereof as are hereinafter provided, shall be a charge on the land and shall be a continuing lien upon the Building Site and Improvements against which each such assessment is made, subject to foreclosure in accordance with applicable law, but any such lien shall be subordinate to any valid Mortgage affecting such Building Site. Each such assessment, together with interest thereon and costs of collection thereof, shall also be the personal obligation of the Tenant, Subtenant and Occupancy of such Building Site at the time the assessment falls due, and in the event there is more than one Tenant, Subtenant or Occupant, such obligations shall be joint and several and shall commence on the date of delivery of a deed or Parcel Ground Lease from Landlord to Tenant.

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7.2	PURPOSE AND USE OF ANNUAL ASSESSMENTS OR CHARGES. The annual assessments or charges levied under this Section as provided for in Section 7.1 above shall be used exclusively for the purposes of promoting the health, safety and welfare of all Tenants, Subtenants and Occupants, and in particular for the repair, operation and maintenance of the General Common Properties, including a reasonable administrative fee or charge for administering the General Common Properties, and any services or facilities devoted to such purposes. In addition, the annual assessments or charges may, at the discretion of Landlord, include a reserve for replacement of and repairs to the Improvements located on the General Common Properties.

7.3	SPECIAL ASSESSMENTS FOR CAPITAL IMPROVEMENTS AND EMERGENCIES. In addition to the annual assessments described aforesaid, Landlord may levy in any year one or more special assessments, applicable to that year only, for the purpose of defraying in whole or in part the cost of any reconstruction, unexpected repair or replacement of a capital Improvement upon the General Common Properties and/or Special Common Properties, including the necessary fixtures and personal property related thereto, or for the purpose of defraying in whole or in part the cost of any construction or reconstruction, unexpected repair or replacement, including land rehabilitation and restoration necessitated by an emergency.

7.4	CAPITAL CONTRIBUTIONS FOR IMPROVEMENTS, REPAIRS AND REPLACEMENTS. In addition to the annual or special assessments described aforesaid, Landlord may levy in any year, either as part of the annual assessment or the special assessment, an assessment to be set aside as a capital reserve for major repairs to or replacements of Improvements located on the General Common Properties. Any funds so collected shall be designated by Landlord as capital contributions by the Tenants or Subtenants thereof, as applicable, and shall be segregated and utilized solely for the purposes aforesaid.

7.5	SPECIAL ASSESSMENTS FOR EXTERIOR MAINTENANCE. In the event any Tenant, Subtenant or Occupant shall fail to maintain his Building Site and/or the Improvements situated thereon in a manner satisfactory to the Architectural Review Committee, Landlord shall have the right, through its agents and employees, to enter upon said Building Site and to repair, maintain and restore the same and the exterior of the Buildings and any other Improvements erected thereon in the manner contemplated by the above provisions. The cost of such exterior maintenance shall thereupon be deemed to be a special assessment to which such Building Site and its Tenant, Subtenant and Occupant shall be subject as aforesaid.

7.6	DATE OF COMMENCEMENT AND DETERMINATION OF ANNUAL AND SPECIAL ASSESSMENTS AND ASSESSMENT DEPOSIT. The annual assessments provided for herein shall commence on such date as shall be specified by Landlord or in any Parcel Ground Lease hereto affecting a particular parcel of real property brought within the framework of these Regulations and Restrictions or on the first day of the calendar year following the date of such Parcel Ground Lease if no other date is specified. Assessments shall be on a full calendar year basis. At least thirty (30) days in advance of the beginning of each calendar year, Landlord shall fix the amount of the annual assessment against each Building Site by estimating the charges and expenses to be incurred by Landlord for the purposes set forth in these Regulations and Restrictions. A year-end adjustment may be made by Landlord as is necessary to reflect the actual cost of such expenses. The annual assessments shall be due and payable to Landlord by each Tenant or Subtenant in monthly installments and shall be accompanied by an itemized statement of such costs and the manner in which each share was determined. Each Tenant or Subtenant shall pay the amount shown on the statement no later than the date thirty (30) days after receipt of such statement. In addition, Landlord may require an amount to be deposited with Landlord at the time of the first conveyance or Parcel Ground Lease of any Building Site from Landlord to any purchaser or Parcel Ground Lessee, as applicable, thereof, and which deposit shall not bear interest and may be retained by Landlord as working capital and as security for the payment of future annual and special assessments. The annual and special assessments shall be in such amounts as are fixed by Landlord and shall be without limitation unless otherwise specified in a Parcel Ground Lease affecting a particular parcel of real property brought within the framework of the Regulations and Restrictions.

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7.7	EFFECT OF NON-PAYMENT OF ASSESSMENTS AND PERSONAL LIABILITY OF OWNER.

A.	If an assessment is not paid on the date when due (being the date specified in Section 7.6 hereof), then such assessment shall be deemed delinquent and shall thereupon be deemed, together with such interest thereon and costs of collection thereof as hereinafter provided, a continuing lien upon the Building Site and all Improvements thereon and such continuing lien shall bind the Building Site and all Improvements thereon in the hands of the then Tenant or Subtenant, his heirs, devisees, personal representatives, successors and assigns. In addition to the lien upon the Building Site and all Improvements thereon, it shall be the personal obligation of each Tenant or Subtenant to pay the assessment affecting his Building Site assessed during its ownership period and such personal obligation shall continue even though the Tenant’s or Subtenant’s interest in such property shall be transferred.

B.	If any assessment is not paid within thirty (30) days after its due date, it shall bear interest from the due date at a rate equal to five percent (5%) above the then Prime Rate, but in no event greater than the amount permitted by applicable law. Landlord may bring legal action against the Building Site and the Improvements thereon and/or the Tenant or Subtenant thereof to collect any unpaid assessment and there shall be added to the amount of such assessment all costs incurred by Landlord in foreclosing or attempting to foreclose the lien or in collecting or attempting to collect the amount owing, including any reasonable attorneys’ fees. If the lien is foreclosed, it shall be foreclosed under the same procedure applicable to the foreclosure of mortgages and the redemption period following any judicial sale shall be one (1) month in lieu of nine (9) months.

C.	In addition to any other remedy provided herein, the Landlord may consider nonpayment of any assessment as an event of default under any Parcel Ground Lease and may proceed to exercise all remedies under the Parcel Ground Lease.

7.8	SUBORDINATION OF THE LIEN TO MORTGAGES. As provided aforesaid, the lien of the assessments provided for herein shall be subordinate to the lien of any bona fide security device, including the lien of any Mortgage or any sale and leaseback transaction now or hereafter placed upon the Building Site subject to assessment; provided, however, such subordination shall apply only to the assessments which have become due and payable prior to a decree of foreclosure, or other proceeding in lieu of foreclosure. Such sale or transfer shall not release such Building Site from liability for any assessment thereafter becoming due, nor from the lien of any such subsequent assessments.

7.9	PROPERTY NOT SUBJECT TO ASSESSMENT. The following parts of the Land shall be exempt from assessments charges and liens created by these Regulations and Restrictions:

(a)	All parts of the Land dedicated to and accepted by Bernalillo County, the City of Albuquerque and any other public or quasi-public authority; and

(b)	All General Common Property whether or not located within a Building Site.

7.10	LANDLORD’S MAINTENANCE OBLIGATIONS. Subject to Landlord receiving reimbursement pursuant to the assessment provisions, until Landlord shall have assigned its rights and obligations with respect to the General Common Properties and other maintenance obligations to an assignee, association, successor or transferee, it shall maintain, repair, replace and renew or cause to be maintained, repaired, replaced or renewed the General Common Properties and other maintenance obligations in a clean, sightly, safe and first-class condition. Such maintenance to the extent not performed by a governmental or quasi-governmental authority or a Tenant or Subtenant shall include, but shall not be limited to: (1) the repair, replacement, renewal and cleaning of all lighting fixtures, signs, entrance monuments and markers, traffic control signals and signs; and (ii) the mowing, watering, fertilizing, replanting and replacing of landscaping. The maintenance of dedicated streets shall exclude repairs or reconstruction of such streets.

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SECTION EIGHT

ENFORCEMENT

8.1	ABATEMENT AND SUIT. The regulations and restrictions herein contained shall run with the land and be binding upon and inure to the benefit of Landlord, the Tenant, Subtenants and the Occupants of every Building Site. These regulations and restrictions may be enforced as provided hereafter by Landlord acting for itself, and the Architectural Review Committee on behalf of Landlord or all Tenants. Each Tenant, by acquiring an interest in the Land, irrevocably appoints Landlord and the Architectural Review Committee as its attorney-in-fact for such purposes; provided, however, that if a Tenant or Subtenant notifies Landlord in writing of a claimed violation of these Regulations and Restrictions and fails to take effective action within thirty (30) days after receipt of such notification, then, and only in that event, a Tenant or Subtenant may separately, at its own cost and expense, enforce these Regulations and Restrictions as herein provided. All Tenants and Subtenants seeking to enforce these Regulations and Restrictions shall be bound by all waivers issued by the Landlord. Violation or breach of any restriction herein contained shall give to Landlord the right to enter the Building Site upon or as to which said violation or breach exists and to summarily abate and remove, at the expense of the Tenant or Subtenant thereof any Improvement or condition that may be or exist thereon contrary to the intent and meaning of the provisions hereof, and to prosecute an appropriate proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these Regulations and Restrictions to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages for said violation.

In any legal or equitable proceeding for the enforcement or to restrain the violation of these Regulations and Restrictions or any provisions hereof, the losing party or parties shall pay the attorney’s fees of the prevailing party or parties, in such amount as may be fixed by the court in such proceedings. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

8.2	INSPECTION. Landlord may from time to time at any reasonable hour or hours, enter and inspect any property subject to these Regulations and Restrictions to ascertain compliance therewith.

8.3	RESPONSIBILITY FOR AND FAILURE TO ENFORCE RESTRICTIONS. Landlord shall not be liable for enforcement of or for failure to enforce any provision, restriction or condition of these Regulations and Restrictions and the failure of Landlord or any Tenant or Subtenant to enforce any of the provisions, restrictions or conditions of these Regulations and Restrictions shall in no event be deemed a waiver of the right to do so thereafter or to enforce any other provision, restriction of condition.

8.4	DEEMED TO CONSTITUTE A NUISANCE. Every violation of these Regulations and Restrictions or any part thereof is hereby declared to be and to constitute a nuisance, and every public or private remedy allowed thereof by law or equity against a Tenant, Subtenant or Occupant shall be applicable against every such violation and may be exercised by Landlord.

8.5	LIQUIDATED DAMAGES. Notwithstanding any other provision of these Regulations and Restrictions to the contrary, upon violation of any provision of these Regulations and Restrictions or the Park Development Standards, which violation is of a kind and nature that damages resulting therefrom are not easily determinable or ascertainable, the Tenant or Subtenant who commits such violation or whose Occupants commit such violation and shall be liable for an amount equal to Five Hundred Dollars ($500.00) as liquidated damages for each day during which such violation continues to incur. All damages accruing to the benefit of the Landlord which are in the form of liquidated damages shall constitute a lien upon the Building Site and the Improvements of such Tenant or Subtenant and may be enforced as set forth in Section 7.7 hereof, subordinate to any valid Mortgages as provided therein.

8.6

CERTIFICATE OF COMPLIANCE. Upon payment of a reasonable fee as determined by Landlord from time to time, and upon written request of any Tenant or Subtenant; Occupant; prospective Subtenant or Occupant; Mortgagee; or prospective Mortgagee of any real property covered by these Regulations and Restrictions, Landlord shall issue an acknowledged certificate in recordable form setting forth the amounts of any unpaid assessments, if any, and setting forth generally whether or not to the best of

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Landlord’s knowledge said Tenant or Subtenant is in violation of any of the terms and conditions of these Regulations and Restrictions, and said Certificate shall be conclusive upon Landlord in favor of the persons who rely thereon in good faith other than a Tenant or Subtenant who is in violation of any such terms and conditions. Such certificate shall be furnished by Landlord within a reasonable time, but not to exceed thirty (30) days, from the receipt of a written request for such

SECTION NINE

RIGHTS IN COMMON PROPERTIES

9.1	TENANTS, EASEMENTS AND RIGHTS OF ENJOYMENT. Subject to the provisions hereinafter set forth in this Section 9, every Tenant and Subtenant shall have a right and easement of enjoyment in and to the General Common Properties and such easement shall be appurtenant to and shall pass with any leasehold interest to every Building Site which is subject to these Regulations and Restrictions.

9.2	RESERVATION OF CERTAIN RIGHTS TO LANDLORD IN THE GENERAL COMMON PROPERTIES. The rights and easements of enjoyment created hereby with respect to the General Common Properties shall be subject to the following:

(a)	The right of Landlord to dedicate or transfer all or any part of the General Common Properties to any public agency, authority or utility company serving the Land, for such purposes and on such conditions as may be agreed to by Landlord consistent with the intent of these Regulations and Restrictions.

(b)	The right of the Landlord to grant easements and/or rights-of-way to such utility companies or public agencies or authorities as it shall deem necessary for the proper service and maintenance of the Land and Tenants or Subtenants shall be obligated to grant such easements and/or rights-of-way upon the request of the Architectural Review Committee, as provided in Section 6, from time to time.

(c)	The rights of Landlord to grant temporary easements upon the General Common Properties for storage of construction materials, dirt and similar items to Tenants and Subtenants, or to Landlord during the construction of Improvements upon any areas within the Land; provided, however, that following the completion of such construction, such grantees shall forthwith proceed to remove all materials and dirt from the General Common Properties and restore the same to their condition existing immediately prior to their use therefore, or to a condition acceptable to the Architectural Review Committee, all at the sole cost and expense of said Tenant, Subtenant or Landlord or as the case may be. If the grantee(s) shall fail to undertake and complete such removal and restoration within sixty (60) days after such completion of construction, Landlord may, at its option, after giving such grantee ten (10) days’ prior written notice (unless within said ten (10) day period such grantee shall proceed and thereafter pursue with diligence such removal and restoration), undertake and complete the removal of all materials and dirt from the General Common Properties and restore the same to their condition existing immediately prior to their use therefore or to a condition acceptable to the Architectural Review Committee. If Landlord undertakes and completes such removal and restoration because of the failure of the grantee to complete the same, the cost of such removal and restoration shall be assessed against the grantee; and if such assessment is not paid within thirty (30) days after written notice of such assessment from Landlord to said grantee, it shall constitute a lien on the Building Site, including Improvements thereon, for whose benefit the easement was granted and may be enforced as set forth in Section 7 thereof.

(d)	The right of Landlord to impose reasonable regulations and restrictions regarding the General Common Properties in addition to those set forth herein at the time of conveyance of such real properties, and such regulations and restrictions, will be incorporated by reference and made a part of these Regulations and Restrictions.

(e)	The right of Landlord to adjust or grant private access easements over the General Common

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Properties in addition to or in substitution for platted easement rights if, in the opinion of the Architectural Review Committee, such adjustments or grants would be desirable.

(f)	The right of Landlord to (1) enter into lease agreements, either as lessee or lessor, with third parties, for purposes and subject to such conditions as they may deem appropriate; (2) enter into contractual or reciprocal agreements with third parties to provide, receive or exchange services; provided, however, that Landlord shall be fully reimbursed for its costs and expenses incurred in providing such services; (3) contract with governmental entities for the rental and use of equipment and/or exchange of services on a fee basis or otherwise; (4) construct emergency facilities; and (5) erect informational signs as appropriate.

9.3	EASEMENTS AND RIGHTS OF ENJOYMENT IN THE PARKING AND ROADWAY EASEMENTS. Subject to the provisions hereinafter set forth in this Section 9, Landlord and the Tenants and Subtenants specified or designated by Landlord, shall have a right and easement of enjoyment in and to the Parking and Roadway Easements located on individual Building Sites as established from time to time by the Architectural Review Committee by the recording of a Declaration of Easement in the office of the Clerk and Recorder of Bernalillo County, New Mexico, in accordance with the provisions of Section 6.

9.4	TITLE TO PARKING AND ROADWAY EASEMENTS. Landlord and the Tenants and Subtenants specified or designated by Landlord, shall be designated as grantees in the Declaration of Easement to be granted by a Tenant with respect to the Parking and Roadway easement to be located on his Building Site. Such easement shall be for the benefit and enjoyment of Landlord and such Tenants and Subtenants, as specified or designated by Landlord. Notwithstanding anything contained herein to the contrary, the Tenant of any Building Site shall always retain legal title to the leasehold estate encumbered by the Parking and Roadway Easement.

9.5	EXTENT OF RIGHTS AND PRIVILEGES IN THE PARKING AND ROADWAY EASEMENTS. The rights and privileges of enjoyment in the Parking and Roadway easements created hereby shall be subject to the following:

(a)	The right of any Tenant to grant easements and rights-of-way over, across and under the Parking and Roadway Easement located upon such Tenant’s Building Site to such utility companies, public agencies or authorities as he shall deem necessary for the proper service and maintenance of its Building Site, and said Tenant shall be obligated to make such grant upon the request of Landlord from time to time.

(b)	The right of any Tenant to grant temporary easements for storage of construction materials, dirt and similar items upon the Parking and Roadway Easement located upon its Building Site to any other Tenant, Subtenant or to Landlord during the construction of Improvements upon any areas within the Land; provided, however, that following completion of such construction, such grantee(s) shall forthwith proceed to remove all materials and dirt from the Parking and Roadway Easement and restore the same to its condition existing immediately prior to its use therefore, or to a condition acceptable to the Architectural Review Committee, all at the sole cost and expense of said grantee.

9.6

PROPERTY RIGHTS AND RESTRICTIONS ON SPECIAL COMMON PROPERTIES. As provided above, Landlord reserves the right to set aside from time to time certain portions of the Land as Special Common Properties for the benefit of more than one (1) but no less than all Building Sites. In addition, the Tenants or Subtenants of any combination of Building Sites shall have the right with respect to their Building Sites to set aside from time to time certain portions thereof as Special Common Properties after first having the written approval of Landlord, Tenants or Subtenants, as the case may be, shall have the right to designate and determine (i) the nature, type and kind thereof; (ii) the entity which shall hold title thereto; (iii) the time when title will be conveyed; (iv) the parties who shall have a right and easement of enjoyment in and to the same; and (v) the basis for allocation of expenses by assessment for the installation, repair, maintenance and servicing of Improvements to be located on the Special Common Properties. The person or entity holding title to any Special Common Property shall have the right of

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assessment against the Building Site of any Tenant or Subtenant permitted to use such Special Common Properties in the same manner as Landlord is herein granted such rights with respect to the General Common Properties. Such assessments shall likewise constitute a lien against the Building Site of said Tenant or Subtenant permitted to use such Special Common Properties and shall become due and payable in all respects as provided in Section 7 hereof.

9.7	USE OF GENERAL AND SPECIAL COMMON PROPERTIES BY LANDLORD. Landlord shall each have the right to use all General and Special Common Properties, including streets, private roads, walkways, trails and other areas within the Project for purposes of providing the services which it is obligated to perform hereunder.

9.8	EASEMENTS AND RIGHTS OF ENJOYMENT IN THE LANDSCAPE BUFFER. Subject to the provisions hereinafter set forth in this Section 9, Landlord and Tenants and Subtenants specified or designated by Landlord shall have a right and easement of enjoyment in and to the Landscape Buffer located in individual Building Sites as established from time to time by the Architectural Review Committee by the recording of a Declaration of Easement in the office of the Clerk and Recorder of Bernalillo County, New Mexico, in accordance with the provisions of Section 6 hereof.

9.9	TITLE TO LANDSCAPE BUFFER. Landlord and the Tenants and Subtenants specified or designated by Landlord shall be designated as grantee in the Declaration of Easement to be granted by a Tenant with respect to the Landscape Buffer to be located on its Building Site. Such easements shall be for the benefit and enjoyment of Landlord and such Tenants and Subtenants as specified or designated by Landlord for the purpose of installing and maintaining (including repair and replacement) certain landscape improvements thereon. Notwithstanding anything contained herein to the contrary, the Tenant of any Building Site retains legal title to the leasehold estate encumbered by the Landscape Buffer.

9.10	EASEMENTS AND RIGHTS OF ENJOYMENT IN THE PEDESTRIAN EASEMENTS. Subject to the provisions hereinafter set forth in this Section 9, Landlord and Tenants and Subtenants as specified or designated by Landlord shall have a right and easement of enjoyment to the Pedestrian Easements located on individual Building Sites as established from time to time by the Architectural Review Committee by the recording of a Declaration of Easement in the office of the Clerk and Recorder of Bernalillo County, New Mexico, in accordance with the provisions of Section 6.

9.11	TITLE TO PEDESTRIAN EASEMENTS. The Landlord and Tenants and Subtenants as specified or designated by Landlord shall be designated as grantees in the Declaration of Easement to be granted by a tenant with respect to the Pedestrian Easements to be located upon its Building Site. Such Pedestrian Easements shall be for the benefit and enjoyment of the Landlord and the Tenants or Subtenants as specified or designated by Landlord. Notwithstanding anything contained herein to the contrary, the Tenant of any Building Site retains legal title to the leasehold estate encumbered by the Pedestrian Easements and shall maintain the same.

9.12	EASEMENTS AND RIGHTS OF ENJOYMENT IN THE SIGNAGE EASEMENTS. Subject to the provisions hereinafter set forth in this Section, the Landlord and the Tenants or Subtenants as specified or designated by Landlord shall have a right and easement of enjoyment in and to the Signage Easements located on individual Building Sites as established from time to time by the Architectural Review Committee by the recording of a Declaration of Easement in the office of the Clerk and Recorder of Bernalillo County, New Mexico, in accordance with the provisions of Section 6 hereof.

9.13	TITLE TO SIGNAGE EASEMENTS. Landlord and the Tenants or Subtenants as specified or designated by Landlord shall be designated as grantee in the Declaration of Easement to be granted by a Tenant with respect to the Signage Easements to be located in his Building Site. Such Signage Easements shall be for the benefit and enjoyment of Landlord and the Tenants or Subtenants as specified or designated by Landlord. Notwithstanding anything contained herein to the contrary, the Owner of any Building Site retains legal title to the leasehold estate encumbered by the Signage Easements.

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SECTION TEN

DURATION, MODIFICATION AND TERMINATION

10.1	DURATION AND TERMINATION. These Regulations and Restrictions, and the provisions, restrictions and conditions combined herein shall run with and bind the Land and shall remain the effect, and shall inure to the benefit of, and be enforceable by Landlord and any Tenant or Subtenant of a portion of the Land subject to the Regulations and Restrictions, their heirs, personal representatives, successors in interest and assigns for the term of the Parcel Ground Lease.

10.2	MODIFICATION AND TERMINATION DURING THE TERM. During the term of the Parcel Ground Lease these Regulations and Restrictions, or any provision hereof, may be altered, removed, modified or terminated, as to the Land, or any portion thereof by Landlord, at its sole discretion, upon written notice to all Tenants, but not Subtenants or Occupants, of the Land. No amendment to these Regulations and Restrictions shall be effective unless and until written notice stating the proposed amendment shall have been sent to every Tenant, but not Subtenants or Occupants, at least sixty (60) days in advance of any action taken. Any such termination, extension, modification or amendment shall be immediately effective upon the expiration of said sixty (60) day notification period. Any amendment will require the consent of Tenants only to the extent required by the Parcel Ground Lease applicable to such Tenant.

10.3	WAIVER. Landlord, without the consent of any third party, may waive any of the provisions of these Regulations and Restrictions and any of the provisions of the Park Development Standards. No such waiver shall be enforceable unless it is contained in writing signed by the Landlord.

SECTION ELEVEN

MISCELLANEOUS

11.1	MORTGAGES – DEEDS OF TRUST. Breach of any of the foregoing covenants, regulations and restrictions, shall not defeat or render void the lien of any mortgage or deed of trust made in good faith and for value within the Land; but said covenants, regulations and restrictions, shall be binding upon and effective against any Tenant or Subtenant whose title thereto is acquired by foreclosure trustee’s sale or otherwise.

11.2	CONFLICTS. Zoning ordinances, building codes and regulations, and any other governmental restrictions and requirements shall be observed. In the event of any conflict between these Regulations and Restrictions and any such governmental codes, regulations, restrictions and requirements, the more restrictive standards shall apply. Any approval of Landlord required in these Regulations and Restrictions, does not in any way relieve Tenants, Subtenants and Occupants from obtaining approvals required by any governmental body having jurisdiction.

11.3

EFFECT OF DEVELOPMENT PLAN AND OTHER DOCUMENTS FILED WITH GOVERNMENT AGENCIES. Any plans, studies, drawings and related documents concerning the development of the Land (“Master Plan” documents) which have been filed or will be filed in the future with the City of Albuquerque or Bernalillo County, or any other applicable governmental agency, shall have the effect, and only the effect, described in the Statutes for the State of New Mexico, and zoning codes, ordinances and the rules and regulations of said county and City of Albuquerque. The Master Plan, in part, and related documents constitute part of the public control imposed by the County and the City of Albuquerque upon Landlord, Tenants, Subtenants and Occupants of the Land and shall not create, nor shall be intended to create, any private property or contract rights in the Landlords, Tenants, Subtenants and Occupants’ property, except as such rights may be created expressly by separate contracts, leases, deeds and other documents, including these Regulations and Restrictions. The Master Plan shall confer maximum benefits upon all Tenants, Subtenants and Occupants when all of its elements are planned and developed in appropriate relationship with each other. The Master Plan describes a plan of development which Landlord believes will provide maximum benefit to the Tenants, Subtenants, Occupants and the public. During an extended development program, however, various factors may intervene which might hinder the effectiveness of the Master Plan and which might threaten the benefits to be derived by the Tenants, Subtenants, their Occupants and the public, unless the Master Plan can be modified as prescribed

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under the applicable law and these Regulations and Restrictions. Accordingly, these Regulations and Restrictions are not intended to, nor does it grant nor create any private property or contract rights in the Master Plan and the Master Plan shall continue to remain subject to modifications by Landlord and the proper governmental authorities, to the extent applicable, in accordance with the procedures set forth in the statutes, rules and regulations of the City of Albuquerque and the County of Bernalillo, State of New Mexico.

11.4	BENEFITS AND BURDENS. The terms and provisions contained in these Regulations and Restrictions shall be binding upon and inure to the benefit of Landlord, all Tenants, Subtenants and Occupants, and their respective heirs, successors, personal representatives and assigns.

11.5	NOTICES. Any notice required to be sent to any Tenant or Subtenant under the provisions of these Regulations and Restrictions shall be deemed to have been properly delivered when delivered in person or when mailed by certified mail, return receipt requested, with proper postage prepaid, to the last known address of said Tenant or Subtenant in the records of Landlord at the time of such mailing, or as reflected in the records of the Clerk and Recorder of Bernalillo County, if there are no such Landlord records.

11.6	NO WAIVER. Failure of any person or entity designated herein to enforce any provision of these Regulations and Restrictions shall in no event be deemed to be a waiver of the right to do so or any subsequent violations. Moreover, the right to enforce and any other provisions of these Regulations and Restrictions shall not be waived by such failure, nor shall there be any liability therefore.

11.7	SINGULAR AND PLURAL. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed any other number (singular or plural) or gender (masculine, feminine or neuter) as the context requires.

11.8	OWNER’S LIABILITY SUBSEQUENT TO SALE. Upon sale or transfer of Tenant’s entire interest in its Building Site, the Tenant so selling or transferring shall not have any further liability for the obligations thereon which accrue against the Building Site sold after the date of the conveyance; provided, however, that nothing herein shall be construed so as to relieve a Tenant of any Building Site from any liabilities or obligations incurred prior to such sale or transfer pursuant to these Regulations and Restrictions. Furthermore, any such sale or transfer shall not modify or alter the terms of any Plans and Specifications previously submitted and approved by the Architectural Review Committee and any subsequent Tenant shall be required to comply with any such plan.

11.9	SEVERABILITY. Invalidation of any one or more of the provisions of these Regulations and Restrictions by judgment or court shall in no way affect any of the other provisions which shall remain in full force and effect.

11.10	ASSIGNABILITY OF LANDLORD’S RIGHTS AND DUTIES. Any and all of the rights, powers and reservations of Landlord herein contained may be assigned in Landlord’s sole discretion to any person, corporation or association (including the Association as provided in Section 11.11) which will assume the duties of Landlord pertaining to the particular rights, powers and reservations assigned, and upon any such person, corporation or association’s evidencing its consent in writing to accept such assignment and assume such duties. Such person, corporation or association shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by Landlord herein.

11.11	ASSOCIATION. Subject to provisions of Section 11.10 above, Landlord shall have the right to assign its right, title, interest and obligations to an Association of Tenants pursuant to the provisions of this Section (The ‘‘Association”). The Association shall be subject to the following provisions:

A.	Every Tenant shall automatically be a member (a “Member”) of the Association. No person or entity who holds any interest merely as a security for performance of an obligation or who is merely a lessee or tenant under a lease for the property or who is merely an occupant shall be a Member.

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B.	Each Tenant shall be entitled to a pro rata vote in the Association based upon the percentage of the total land area of Tenant’s Building Site (excluding the portions of the property deeded or dedicated to the City of Albuquerque) owned by such Tenant or as specified in the Declaration of Covenants, Conditions and Restrictions of the Association. When more than one person shall held an ownership interest or interest in any Building Site, all such persons shall be Members, and the vote(s) provided for herein as a result of such joint ownership shall be exercised among themselves as they determine, but in no event aggregating more than the total percentage ownership attributable to such Building Site. Upon condominiumizing of any Building Site, such Condominium Declaration shall prescribe the division of votes among the individual condominium owners.

C.	Any action by the Association shall be on the basis of no less than a majority vote of the votes of Members voting upon such action.

11.12	CONDOMINIUMS AND SUBDIVIDING OF BUILDING SITES.

A.	The subdivision of any Building Site into two (2) or more parcels or the creation of a system of condominium ownership of a Building Site or Building thereon shall be subject to the prior approval of Landlord and the Tenant thereof. Landlord shall have the right but not the obligation to approve such proposals and no covenant is herein made by Landlord that any resubdividing or condominiumizing will be so approved. Any such subdivision or creation of a condominium may be made subject to such conditions as may be imposed by Landlord and the Tenant thereof, including, but not limited to, provisions for the creation of Special Common Properties and the addition of General Common Properties in accordance with the provisions of these Regulations and Restrictions.

B.	All subdivision, or resubdivisions, of a Building Site shall be accomplished in accordance with the applicable governmental laws, rules and regulations and any documents to be submitted to governmental agencies or recorded to accomplish such subdividing, or resubdividing, shall be subject to the Landlord’s prior written approval.

C.	Documents creating a system of condominium ownership on any Building Site shall be subject to the prior approval of Landlord. The documents shall provide that the condominium association shall be liable for the collection and payment to Landlord of ail assessments due to be paid under the Declaration by Owners of the Building Site and that Landlord shall have a lien against the entire condominium project for any unpaid assessments, in accordance with the provisions of these Regulations and Restrictions. Such condominium declaration also shall prescribe the voting method among the individual condominium owners that will constitute the procedure for establishing the vote of the “Tenant” where called for in these Regulations and Restrictions.

11.13	NOTICE AND ACCEPTANCE. Every person who now or hereafter owns or acquires any right, title, estate or interest in or to any portion of the Land is and shall be conclusively deemed to have consented and agreed to every covenant, regulation and restriction contained herein, provided reference to these Regulations and Restrictions is contained in the original conveyance from Landlord to the first Tenant.

11.14	PARAGRAPH HEADINGS. Paragraph headings are inserted for convenience only and are not intended to be part of these Regulations and Restrictions or in any way to define, limit or describe the scope or intent of the particular paragraph to which they refer.

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EXHIBIT “C”

PARKING STRUCTURE

EXHIBIT C

Baseheart RD.
Parking Structure
801 Bradbury
P
1312 Basehart
800 Bradbury
801 University
University BLVD.
851 University
901 University
933 Bradbury
Springer
1001 University
Shields
1313 Goddard
1009 Bradbury
Goddard ST.
Bradbury DR.
P
1155 Unviersity
Avenida Cesar Chavez

EXHIBIT “D”

BUILDING RULES AND REGULATIONS

BUILDING RULES AND REGULATIONS

1.	The sidewalk, passages, exits and entrances shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from Premises. The Landlord shall in all cases retain the right to control and prevent access by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons in the ordinary course of Tenant’s business, unless such persons are engaged in illegal activities. Tenant and employees or invitees of tenant shall not walk upon the roof of the Building.

2.	No awning or shade shall be affixed or installed over the windows on the exterior of the Premises. The windows of the Building shall not be permanently covered or obstructed by Tenant.

3.	Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for any loss or damage to any such property from any cause; but all damage done to the Building by moving or maintaining any such property shall be repaired at the expense of Tenant.

4.	Tenant and Tenant’s officers, agents and employees shall not make or permit any loud, unusual or improper noises, nor interfere in any way with other tenants of the Project or those having business with them.

5.	No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of the Landlord.

6.	Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Building in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Tenant.

7.	Tenant agrees that it shall comply with all reasonable fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

8.	Landlord reserves the right by written notice to Tenant to add to, rescind, alter, or waive these rules and regulations at any time prescribed for the Building when, in Landlord s reasonable judgment, it is necessary, desirable or proper for the best interest of the Project and its tenants.

9.	Tenant shall not disturb, solicit or canvass any occupant of the Project and shall cooperate to prevent the same.

10.	No skateboarding shall be allowed on the grounds of the Project.

It is understood and agreed between Tenant and Landlord that no assent or consent to any waiver of any part hereof by Landlord in spirit or letter shall be deemed or taken as made except when the same is done in writing and attached to or endorsed hereon by Landlord.

In the event of any conflict between these rules and regulations or any further or modified rules and regulations shall from time to time issued by Landlord and the Building Lease provisions, the Building Lease provisions shall govern and control.

EXHIBIT “E”

INSURANCE CERTIFICATES

To be provided by the Tenant.

EXHIBIT “F”

TENANT IMPROVEMENTS

Landlord shall provide, at Landlord’s expense, improvements to the premises limited to, demising suite according to the premises as outlined in Exhibit “A,” carpet tiled area in 112-A, and clean existing carpet throughout Suite. Any additional tenant improvements shall be approved by the Landlord and at Tenant’s sole cost.